AGREEMENT AND PLAN OF MERGER

            AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of August 2, 2000, among Internet Commerce Corporation, a Delaware corporation ("ICC"), Intercoastal Data Corporation, a Georgia corporation (the "Company"), and the individuals listed on the signature pages hereto (such persons being herein referred to individually as a "Seller" and collectively as "Sellers").

            WHEREAS, the Boards of Directors of ICC and the Company, deeming it advisable and for the respective benefit of ICC and the Company, and their respective shareholders, have approved the merger of the Company with and into ICC on the terms and conditions hereinafter set forth, and have approved this Agreement and authorized the transactions contemplated hereby; and

            WHEREAS, the Board of Directors of the Company has determined to recommend to all of the Company's shareholders, including the Sellers, that the Merger and this Agreement be approved; and

            WHEREAS, ICC, the Company and the Sellers desire to make certain representations, warranties and agreements in connection with, and establish various conditions precedent to, the Merger.

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

1.    DEFINITIONS

      For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

      "Adjustment Event"--as defined in Section 2.7(c).

      "Articles of Merger"--as defined in Section 2.2.

      "Average Trading Price"--the average of the high and low trading prices on any trading day on which trading takes place (i) in the over-the-counter market and prices reflecting such trading are published by NASDAQ, or (ii) if such security is then listed or admitted to trading on a national securities exchange, on the principal national securities exchange on which such security is then listed or admitted to trading.

      "Balance Sheet Date"--March 31, 2000.

      "Certificate of Merger"--as defined in Section 2.2.

      "Closing"--as defined in Section 2.1(b).

      "Closing Date"--the date and time as of which the Closing actually takes place.

      "Code"--the Internal Revenue Code of 1986, as amended, and any successor law.

      "Commission"--the United States Securities and Exchange Commission.

      "Company"--as defined in the first paragraph of this Agreement.

      "Company Common Stock"--the common stock, par value $0.50 per share, of the Company.

      "Company Shareholders"-- the holders of the Company Common Stock at the Effective Time.

      "Contract"--any agreement, contract, obligation, promise or undertaking (whether written or oral and whether express or implied) that is legally binding.

      "Damages"--as defined in Section 11.2(a).

      "DGCL"-- as defined in Section 2.1(a).

      "Disclosure Schedule"--the disclosure schedule delivered by the Sellers and the Company to ICC concurrently with the execution and delivery of this Agreement.

      "Dissenting Shareholders"--as defined in Section 2.11.

      "Effective Time"--as defined in Section 2.2.

      "Effective Day for the Registration Statement"--the day on which the Commission declares a Registration Statement on Form S-3 relating to the resale of the ICC Shares effective.

      "Encumbrance"--any mortgage, charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

      "Environment"--soil, land surface or subsurface strata, surface waters, groundwater, drinking water supply, stream sediments, ambient air, plant and animal life and any other environmental medium or natural resource.

      "Environmental, Health and Safety Liabilities"--any cost, damages, expense, liability, obligation or other responsibility arising from or under any Environmental Law or Occupational Safety and Health Law and consisting of or relating to: (a) any environmental, health or safety matter or condition (including on-site or off-site contamination, generation, handling and disposal of hazardous substances, occupational safety and health and regulation of chemical and hazardous substances or products); (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, litigation, including civil and criminal claims, demands and response, investigative, remedial, response or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;
(c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment or other remediation or response actions required by applicable Environmental Law or Occupational Safety and Health Law and for any natural resource damages; or (d) any other compliance, corrective, investigative or remedial measures required under Environmental Law or Occupational Safety and Health Law. The terms "removal," "remedial" and "response action" include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss. 9601 et seq., as amended ("CERCLA").

      "Environmental Law"--any and all federal, state, local, civil and criminal laws, statutes, ordinances, orders, codes, rules, regulations, permits, policies, guidance documents, judgments, decrees and agreements with any Governmental Authority of or relating to the protection of health and the Environment, worker health and safety, and/or governing the handling, use, generation, treatment, storage, transportation, disposal, manufacture, distribution, packaging, labeling or release of Hazardous Materials, including CERCLA; the Resource Conservation and Recovery Act, 42 U.S.C.
ss. 6901 et seq.; the Clean Air Act, 42 U.S.C.ss. 7401 et seq.; and the Occupational Safety and Health Act, 29 U.S.C.ss. 651 et seq.; and the state analogues thereto and any common law doctrine, including negligence, nuisance, trespass, personal injury or property damage related or arising out of the presence, release or exposure to Hazardous Materials.

      "ERISA"--the Employee Retirement Income Security Act of 1974, as amended, or any successor law.

      "Exchange Act"--the Securities Exchange Act of 1934, as amended, or any successor law.

      "Facilities"--any real property, leaseholds or other interests currently or formerly owned or operated by the Company and any buildings, plants, structures or equipment (including motor vehicles) currently or formerly owned or operated by the Company.

      "Financial Statements"--as defined in Section 4.5(a).

      "GAAP"--generally accepted United States accounting principles applied on a basis consistent with the basis on which the financial statements of the Company referred to in Section 4.5 were prepared.

      "GBCC"--as defined in Section 2.1(a).

      "Governmental Authority" --any court, tribunal, authority, agency, commission, bureau, department, official or other instrumentality of the United States, any foreign country or any domestic, foreign, state, local, county, city or other political subdivision.

      "Governmental Permit" --any license, franchise, permit or other authorization of any Governmental Authority.

      "Hazardous Activity"--the distribution, generation, handling, manufacturing, processing, production, release, storage, transportation, treatment, disposal or use of Hazardous Materials in, on, under, about or from the Facilities or any part thereof into the Environment.

      "Hazardous Materials"--any waste or other substance that is listed, defined, designated or classified as, or otherwise determined to be, hazardous, radioactive or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law.

      "ICC"--as defined in the first paragraph of this Agreement.

      "ICC Common Stock"--the Class A Common Stock, $0.01 par value per share, of ICC.

      "ICC Common Stock Market Value"--as of any date equals the average of the Average Trading Prices for ICC Common Stock for the 10 trading days ending four days prior to such date.

      "ICC SEC Reports"--as defined in Section 5.4(a).

      "ICC Shares"--the shares of ICC Common Stock to be issued to the Company Shareholders in connection with the Merger.

      "IDC Portfolio"--all cash (including money market accounts) and marketable securities owned by IDC in investment or brokerage accounts.

      "IDC Portfolio Market Value"--the total amount obtained by adding (A) the cash (including current balances of money market accounts) in the IDC Portfolio as of the date four days prior to the Effective Time, plus (B) the product of
(i) the average of the Average Trading Price for each equity investment in the IDC Portfolio for the 10 trading days ending four days prior to the Effective Time, relevant date and (ii) the number of shares in each such investment.

      "Indemnified Persons"-- as defined in Section 11.2(a).

      "Intellectual Property Assets" --as defined in Section 4.21(a).

      "IRS"--the United States Internal Revenue Service or any successor agency.

      "Lease"--as defined in Section 9.7(c).

      "Liabilities"--any liability or other obligation of any kind or nature whatsoever, and whether absolute, accrued, contingent or otherwise.

      "Liens" means any mortgage, lien, debt, pledge, security interest, encumbrance, assessment, restriction charge or other adverse claim or interest of every nature.

      "Material Adverse Effect"--as defined in Section 4.7.

      "Merger"--as defined in Section 2.1(a).

      "New Certificates"--as defined in Section 2.8(a).

      "Occupational Safety and Health Law"--any legal or governmental requirement or obligation relating to safe and healthful working conditions and to reduce occupational safety and health hazards.

      "Old Certificates"--as defined in Section 2.8(a).

      "Organizational Documents"--the articles or certificate of incorporation and the bylaws of a corporation and any amendment thereto.

      "Permitted Encumbrances"--as defined in Section 4.10.

      "Person"--any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or Governmental Authority.

      "Proceeding"--as defined in Section 4.13.

      "Resale Registration Statement"--as defined in Section 7.6(a).

      "Resale Registration Statement Effective Day Value"--as defined in
Section 2.7(a).

      "Securities Act"--the Securities Act of 1933, as amended, or any successor law.

      "Seller"--as defined in the first paragraph of this Agreement.

      "Sellers"--Vernon E. Zander, Marilyn A. Zander, Bill Loftin, Hollis B. Johnson, Stanley Parkman and Byrl Pointer.

      "Seller Parties"--as defined in Section 11.3(a).

      "Shareholder Percentage"--as defined in Section 2.7(b).

      "Shares"--the Company Common Stock owned by the Sellers.

      "Subsidiary"--of any Person is any corporation, joint venture, limited liability company, partnership, association or other business entity of which more than 20% of the total voting power of stock or other equity entitled to vote generally in the election of directors or managers thereof is owned or controlled, directly or indirectly, by such Person.

      "Surviving Corporation"--as defined in Section 2.1(a).

2.    THE MERGER; CLOSING

      2.1 THE MERGER

            (a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Georgia Business Corporation Code (the "GBCC") and the Delaware General Corporation Law (the "DGCL"), the Company shall be merged with and into ICC at the

Effective Time (the "Merger"). Following the Merger, the separate corporate existence of the Company shall cease and ICC shall continue as the surviving corporation (the "Surviving Corporation").

            (b) Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 10 and subject to the satisfaction or waiver of the conditions set forth in Sections 8 and 9, the consummation of the Merger will take place August 1, 2000 or as promptly thereafter as practicable (and in any event within two business days) after satisfaction or waiver of the conditions set forth in Sections 8 and 9 at the offices of King & Spalding, 191 Peachtree Street, Atlanta, Georgia (the "Closing"), unless another date, time or place is agreed to in writing by the parties hereto.

      2.2 EFFECTIVE TIME

      Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 10 and subject to the satisfaction or waiver of the conditions set forth in Sections 8 and 9, on the Closing Date, the parties shall (i) file articles of merger (the "Articles of Merger") in such form as is required by and executed in accordance with the relevant provisions of the GBCC and a certificate of merger (the "Certificate of Merger") in such form as is required by and executed in accordance with the DGCL, and (ii) make all other filings or recordings required under the GBCC and the DGCL. The Merger shall become effective at the latest to occur of (i) such time as the Articles of Merger are duly filed with the Secretary of State of the State of Georgia, (ii) such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or
(iii) such subsequent time as the Company and ICC shall agree and be specified in the Articles of Merger and Certificate of Merger (the date and time the Merger becomes effective being the "Effective Time"). Unless otherwise agreed, ICC and the Company shall use their commercially reasonable efforts to cause the Effective Time to occur on the Closing Date.

      2.3 EFFECTS OF THE MERGER

      At and after the Effective Time, the Merger will have the effects set forth in Section 259 of the DGCL.

      2.4 ARTICLES OF INCORPORATION

      At the Effective Time, the certificate of incorporation of ICC shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

      2.5 BY-LAWS

      The by-laws of ICC as in effect at the Effective Time shall be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

      2.6 DIRECTORS AND OFFICERS OF SURVIVING CORPORATION

      The officers of ICC immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until the earliest of their resignation or removal from office or their otherwise ceasing to be officers or until their respective successors are duly elected and qualified. The directors of the ICC immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation until the earlier of their resignation or removal or otherwise ceasing to be directors or until their respective successors are duly elected and qualified.

      2.7 CONVERSION OR CANCELLATION OF CAPITAL STOCK OF THE COMPANY

      At the Effective Time of the Merger, by virtue of the Merger and without any action on the part of any holder thereof:

            (a) Subject to Section 2.11, all shares of the Company Common Stock outstanding immediately prior to the Effective Time shall be converted into (i) an aggregate number of shares of ICC Common Stock equal to the number obtained by dividing (x) the sum of (A) $2,000,000 (two million dollars), and (B) 100% of the dollar amount of the IDC Portfolio Market Value as of the Effective Time by
(y) the ICC Common Stock Market Value as of the Effective Time; and (ii) the right to receive, in the event that the ICC Common Stock Market Value determined as of the Effective Day for the Registration Statement ("Resale Registration Statement Effective Day Value") is less than the ICC Common Stock Market Value determined as of the Effective Time (the "ICC Common Stock Effective Time Value"), additional shares of ICC Common Stock equal to the difference between the number of shares of ICC Common Stock calculated pursuant to Section 2.7(a)(i) and the number of shares of ICC Common Stock into which the Company Common Stock would have been converted pursuant to Section 2.7(a)(i) had the ICC Common Stock Effective Time Value been equal to the Resale Registration Statement Effective Day Value; provided; however, that in no event shall the aggregate of (x) the additional number of shares of ICC Common Stock into which the Company Common Stock is converted pursuant to this Section 2.7(a)(ii) and
(y) the total number of shares of ICC Common Stock into which the Company Common Stock was converted as calculated pursuant to Section 2.7(a)(i) exceed one hundred twenty and five percent (125%) of the total number of shares of ICC Common Stock into which the Company Common Stock was converted as calculated pursuant to Section 2.7(a)(i).

            (b) Subject to Section 2.11, the shares held by each holder of shares of the Company Common Stock outstanding immediately prior to the Effective Time shall be converted into (i) an aggregate number of shares of ICC Common Stock equal to the number of ICC Shares as determined pursuant to Section 2.7(a)(i) above and (ii) the right to receive such number of additional shares of ICC Common Stock, if any, as determined pursuant to Section 2.7(a)(ii), in each case multiplied by a fraction (the "Shareholder Percentage"), the numerator of which shall be the number of shares of outstanding Company Common Stock held by such shareholder immediately prior to the Effective Time and the denominator of which shall be the total number of shares of Company Common Stock outstanding immediately prior to the Effective Time; provided, however, that if the number of shares of ICC Common Stock to which any such holder is entitled includes a fractional share, such number of shares shall be rounded up to the next whole number of shares.

            (c) In the event of any change in ICC Common Stock between the date of this Agreement and the Effective Time or between the date of this Agreement and the Effective Day for the Registration Statement by reason of any stock dividend, stock split, subdivision, reclassification, recapitalization, combination, exchange of shares or the like (an "Adjustment Event"), the number of shares of ICC Common Stock into which the Company Common Stock is converted pursuant to Section 2.7(a) shall be appropriately adjusted so each holder of Company Common Stock will receive in the Merger the amount of ICC Common Stock such holder would have been entitled to receive if the Effective Time or the Effective Day for the Registration Statement, as applicable, had occurred immediately prior to the record date for such Adjustment Event.

      2.8 ISSUANCE OF MERGER CONSIDERATION

            (a) Subject to the provisions of Section 2.7, at the Effective Time, ICC shall issue and deliver, upon surrender by a Company Shareholder of one or more certificates ("Old Certificates") representing Company Common Stock for cancellation, to a holder that surrenders Old Certificates representing Company Common Stock, one or more certificates ("New Certificates"), registered in the name of such holder, for a number of shares of ICC Common Stock equal to the number of shares of ICC Common Stock into which the number of shares of Company Common Stock represented by the Old Certificates has been converted pursuant to the provisions of Section 2.7(a)(i). As soon as practicable after the Resale Registration Statement Effective Day, ICC will issue a certificate to each such holder for any additional shares required by the adjustment provided for in
Section 2.7(a)(ii). If more than one stock certificate representing Company Common Stock shall be surrendered for the account of the same holder, the number of whole shares of ICC Common Stock for which such certificates shall be exchanged pursuant to this Section 2.8 shall be computed on the basis of the aggregate number of Company Common Stock evidenced by all such certificates.

            (b) No dividends or other distributions declared on shares of ICC Common Stock that are to be represented by New Certificates shall be paid to any Person otherwise entitled to receive the same until Old Certificates have been surrendered in exchange for such New Certificates in the manner herein provided, and upon such surrender such dividends or other distributions shall be paid to such Persons in accordance with their terms. In no event shall the Persons entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions.

            (c) ICC shall pay any transfer taxes in connection with the exchange of Old Certificates for New Certificates, except that if any New Certificate is to be issued in a name other than that in which the Old Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Person requesting such exchange shall pay to ICC any transfer or other taxes required by reason of the issuance of the New Certificate in a name other than the registered holder of such Old Certificate, or shall establish to the satisfaction of ICC that such tax has been paid or is not applicable.

            (d) If any Old Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Old Certificate to be lost, stolen or destroyed, ICC will issue and deliver in exchange for such affidavit (i) the New Certificates representing the shares of ICC Common Stock into which the shares represented by such Old Certificate have been converted pursuant to Section 2.7 and (ii) any dividends or distributions payable with respect to such shares of ICC Common Stock pursuant to Section 2.8(b); provided; however, that the Person to whom such consideration is issued and delivered shall, as a condition precedent to the issuance and delivery thereof, give ICC a bond in such sum as it may direct or otherwise indemnify ICC in a manner reasonably satisfactory to it against any claim that may be made against ICC with respect to the Old Certificate alleged to have been lost, stolen or destroyed.

      2.9 STOCK TRANSFER BOOKS

      At the close of business on the day prior to the Effective Time of the Merger, the stock transfer books of the Company shall be closed and no transfer of Company Common Stock shall thereafter be made on such stock transfer books.

      2.10 TAX-FREE REORGANIZATION

      The parties intend that the Merger qualify as a tax-free reorganization pursuant to Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

      2.11 DISSENTERS

      Shares of Company Common Stock owned by a holder (each a "Dissenting Shareholder" and, collectively, the "Dissenting Shareholders") who (i) shall not have voted in favor of the Merger and (ii) shall have filed with the Company, prior to the Company Shareholders Meeting, a written objection to the Merger, setting out that such Dissenting Shareholder's right to dissent will be exercised if the Merger shall become effective, in the manner provided in
Section 14-2-1302 of the GBCC, shall not be cancelled, extinguished and converted as provided in Section 2.7(a) or (b) of this Agreement, as the case may be, but the holder of such shares shall be entitled to receive such consideration as shall be provided in Section 14-2-1302 of the GBCC. To the extent the Company or any Seller knows the identify of any Dissenting Shareholder at the Closing, the Company shall notify ICC in writing of the names of the Dissenting Shareholders and the number of shares of Company Capital Stock that they own. The Company shall not enter into any agreement or settlement with any Dissenting Shareholder without the prior written consent of ICC.

      2.12 DISTRIBUTION OF IDC REALTY

      In conjunction with the consummation of the Merger at the Effective Time, the Company shall distribute to the holders of Company Common Stock all of the outstanding limited liability company membership interests in IDC Realty, LLC ("IDC Realty"), a Georgia limited liability company and a wholly owned subsidiary of the Company (such distribution is hereinafter referred to as the "Realty Distribution"). Upon surrender of his stock certificate representing shares of IDC Common Stock at the Closing, each holder of Company Common Stock shall receive an uncertificated membership interest in IDC Realty equal to such holder's Shareholder Percentage.

3.    REPRESENTATIONS AND WARRANTIES CONCERNING THE SELLERS

      Each Seller severally and not jointly represents and warrants to ICC as to itself as follows:

      3.1 AUTHORITY; NO CONFLICT

            (a) Such Seller has the right, power, authority and capacity to execute and deliver this Agreement and to perform his or her obligations under this Agreement, and this Agreement has been executed and delivered by such Seller and constitutes a legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws at the time in effect affecting the enforceability or rights of creditors generally and by general equitable principles that may limit the right to obtain equitable remedies.

            (b) Neither the execution and delivery of this Agreement by such Seller nor the consummation or performance by such Seller of any of the transactions contemplated hereby will, directly or indirectly (with or without notice or lapse of time or both) contravene, conflict with or result in a violation or breach of or a default under any legal requirement or any order or any Contract to which such Seller may be subject.

      3.2 OWNERSHIP OF SHARES

      Such Seller owns, beneficially and of record, and has good, valid and marketable title to that number of the Shares set forth opposite its name on the signature page hereto executed by such Seller, free and clear of any and all Encumbrances. There are no voting trusts, shareholder agreements or any other agreements or understandings to which such Seller is a party with respect to the transfer, voting or registration of the capital stock of the Company.

      3.3 LEGAL PROCEEDINGS

      There is no pending Proceeding against such Seller that challenges, or seeks to prevent, delay or make illegal, or otherwise materially interferes with, any of the transactions contemplated hereby and, to the knowledge of such Seller, no such Proceeding has been threatened.

      3.4 INVESTMENT REPRESENTATIONS OF THE SELLERS

      (a) Such Seller is either (i) an accredited investor as that term is defined in Rule 501 under the Securities Act, or (ii) has, either alone or with his purchaser representative or representatives (as that term is defined in Rule 501 under the Securities Act), such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the ICC Common Stock.

      (b) The ICC Common Stock is being acquired by such Seller for his own account, and not for any other Person, for investment only and with no intention of reselling, assigning, transferring or otherwise disposing of (collectively, "Transfer") such ICC Common Stock or any part thereof or interest therein, and such Seller will not Transfer any of such shares of ICC Common Stock, or any part thereof or interest therein, in a transaction that would be a violation of the securities laws of the United States of America, or any state, without prejudice, however, to the rights of such Seller to Transfer all or any part of such ICC Common Stock under an effective registration statement or applicable exemption from registration under the Securities Act and any applicable state securities law. Such Seller has no contract, undertaking, agreement or arrangement with any Person to Transfer the ICC Common Stock, or any part thereof or interest therein, and such Seller has no present plans to enter into any such contract, undertaking, agreement or arrangement.

      (c) Such Seller has read this Agreement and all other documents provided by ICC in connection herewith, including the ICC SEC Reports, and fully understands the terms and conditions under which the ICC Common Stock is being issued to it pursuant hereto. ICC has made available to such Seller the opportunity to ask questions of and receive answers from ICC concerning ICC and the terms and conditions under which ICC Common Stock will be issued to it and to obtain any additional information which ICC possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished in connection with this Agreement or in response to any request for information. Such Seller has asked all the questions and received all the answers and information that it has requested from ICC.

      (d) Such Seller agrees that the New Certificates evidencing the ICC Common Stock and any securities issued in exchange for or in respect thereof shall bear a legend to the following effect:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS."

The legend shall not be required on certificates issued upon a transfer of the ICC Common Stock if such transfer is being made in connection with a sale that is (i) pursuant to an effective registration statement under the Securities Act or (ii) exempt from registration pursuant to Rule 144 under the Securities Act. At the holder's request, the legend shall be removed from the certificates representing the shares of ICC Common Stock and new certificates issued to the holder thereof not bearing the legend, without expense, upon the receipt of a written opinion of such holder's counsel, in form and substance reasonably satisfactory to ICC, to the effect that such transfer has been registered, or has been or may be effected in a transaction that does not require registration, under the Securities Act.

      3.5 Relationships with Related Persons

      Except as described in Section 4.23 of the Disclosure Schedule and except for the ownership by any of the Sellers or any Related Person (as defined in Section 4.23) of less than 1% of the total outstanding stock of a publicly traded corporation in which such owner has no active role in management, none of the Sellers or any Related Person (as hereinafter defined) has owned an equity interest or any other financial or profit interest in a Person that has (i) had business dealings with the Company or (ii) engaged in competition with the Company.

4.    REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY

      Except as set forth in the Disclosure Schedule, the Company and each of the Sellers, jointly and severally, hereby represent and warrant to ICC as follows:

      4.1 ORGANIZATION AND GOOD STANDING

            (a) Section 4.1 of the Disclosure Schedule contains a complete and accurate list for the Company of the identity of each shareholder and the number of shares held by each. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia, with full corporate power and authority to conduct its business as presently conducted and to own or use the properties and assets that it purports to own or use. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect on the Company.

            (b) The Company has delivered to ICC correct and complete copies of the Organizational Documents of the Company.

      4.2 AUTHORITY; NO CONFLICT

            (a) The Company has the corporate power and authority to execute and deliver this Agreement, to consummate the Merger and to perform its obligations under this Agreement. Subject to approval of this Agreement by the Company Shareholders, this Agreement has been duly authorized and approved, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws at the time in effect affecting the enforceability or rights of creditors generally and by general equitable principles that may limit the right to obtain equitable remedies.

            (b) Except as set forth in Section 4.2(b) of the Disclosure Schedule, neither the execution and delivery of this Agreement by the Company nor the consummation or performance by the Company of the Merger or any of the other transactions contemplated hereby will, directly or indirectly (with or without notice or lapse of time or both):

                  (i) contravene, conflict with or result in a violation or breach of (A) any provision of the Organizational Documents of the Company, (B) any standing resolution adopted by the board of directors (or any Committee thereof) or the shareholders of the Company, (C) any legal requirement or any order of any Governmental Authority to which the Company or any of the properties or assets owned or used by the Company may be subject, or (D) any Governmental Permit that is held by the Company or that otherwise relates to the business of, or any of the assets owned or used by, the Company;

                  (ii) result in a breach of or constitute a default, give rise to a right of termination, cancellation or acceleration, create any entitlement to any payment or benefit, or require the consent or approval of or any notice to or filing with any third party, under any Contract to which the Company is a party or by which its properties or assets are bound, or require the consent or approval of or any notice to or filing with any Governmental Authority to which the Company or any of its properties or assets is subject; or

                  (iii) result in the imposition or creation of any Encumbrance upon or with respect to any of the properties or assets owned or used by the Company; except, with respect to clauses (i)(C), (i)(D), (ii) or (iii) of this
Section 4.2, where any such breach, default, termination right, cancellation or acceleration right or Encumbrance could not reasonably be expected to have a Material Adverse Effect on the Company or would not adversely affect the ability of the Company to consummate the Merger or the other transactions contemplated hereby.

            (c) The only vote required by the Company Shareholders to approve this Agreement is a majority of the outstanding shares of Company Common Stock.

      4.3 CAPITALIZATION

      The authorized equity securities of the Company consist only of 1,000,000 shares of common stock, $0.50 par value per share, of which 43,700 shares are issued and outstanding. All of the outstanding equity securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable. There are no outstanding or unexercised warrants, options, agreements or understandings, convertible securities or other commitments (contingent or otherwise) pursuant to which the Company is or may become obligated to issue any shares of its capital stock or other securities of the Company or any securities with profit participation features or any stock appreciation rights or phantom stock plans. There are no voting trusts or other agreements or understandings to which the Company is a party with respect to the transfer, voting or registration of the capital stock of the Company. There are no Contracts in effect to which the Company has been a party in the last three years relating to the issuance, sale or transfer of any equity securities or other securities of the Company. None of the outstanding equity securities of the Company were issued in violation of the Securities Act. Except for IDC Realty, the Company does not own any Subsidiaries, or, except for the IDC Portfolio, own or have any Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity of ownership interest in any other business. IDC Realty owns no assets other than the real property described in Section 6.13 of the Disclosure Schedule. No Person has any pre-emptive rights with respect to any security of the Company.

      4.4 BOOKS AND RECORDS

      The books of account and other records of the Company, all of which have been made available to ICC, are correct and complete in all material respects. The minute books of the Company contain materially correct and complete records of all meetings held of, and corporate action taken by, the shareholders and the Board of Directors and committees of the Board of Directors of the Company. The stock records of the Company are correct and complete in all material respects. At the Closing, all of such books and records will be in the possession of the Company.

      4.5 FINANCIAL STATEMENTS

            (a) For purposes of this Agreement, "Financial Statements" shall mean the consolidated balance sheets of the Company as of March 31, 2000, and the related consolidated income statements for the year then ended. The Company has delivered to ICC correct and complete copies of the Financial Statements.

            (b) The Financial Statements (i) have been prepared from the books and records of the Company and (ii) fairly present in all material respects the financial position of the Company as of the respective dates of the balance sheets included in the Financial Statements and the consolidated results of its operations for each of the periods then ended.

            (c) There has been no material adverse change since the Balance Sheet Date in the amount or delinquency of accounts payable of the Company.

            (d) Section 4.5(d) of the Disclosure Schedule sets forth as of June 30, 2000 (a) the amount of all indebtedness for borrowed money of the Company then outstanding and the interest rate applicable thereto, (b) any Encumbrances which relate to such indebtedness and (c) the name of the lender or the other payee of each such indebtedness.

      4.6 NO UNDISCLOSED LIABILITIES

      The Company has no Liabilities except for (i) Liabilities reflected or reserved against in the Financial Statements, (ii) current Liabilities incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date, which current Liabilities will not, individually or in the aggregate, have a Material Adverse Effect on the Company, (iii) Liabilities and obligations otherwise disclosed as a Liability in this Agreement or any schedule hereto, or (iv) Liabilities incurred in connection with the transactions contemplated by this Agreement.

      4.7 NO MATERIAL ADVERSE CHANGE

      Since March 31, 2000, there has not been any material adverse change in the business, operations, properties, assets, prospects, liabilities, results of operations or condition (financial or otherwise) (a "Material Adverse Effect") of the Company other than changes relating to or arising from general economic, market or financial conditions or generally affecting the Company's industry.

      4.8 TAXES

      (a) The Company has properly and timely filed all federal, state, local and foreign tax returns, declarations of estimated tax, tax reports, information returns, amended returns and statements (collectively, the "Returns") required to be filed by the Company relating to any Taxes (as defined below) with respect to any income, properties or operations of the Company; (b) as of the time of filing, the Returns were complete and correct in all material respects and the Company has timely paid, collected or withheld, or caused to be paid, collected or withheld, all material amounts of Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the Financial Statements have been established; (c) the Company has not been delinquent in the payment of any Taxes, nor has the Company requested any extension of time within which to file any Return, which Return has not since been filed; (d) there are no pending tax audits of any Returns of the Company; (e) to the Company's knowledge, no Tax liens have been filed and no deficiency or addition to Taxes, interest or penalties for any Taxes with respect to any income, properties or operations of the Company have been proposed, asserted or assessed in writing against the Company; (f) the Company has not been granted any extension of the statute of limitations applicable to any Return or other Tax claim with respect to any income, properties or operations of the Company; (g) the Company has not, during the five-year period preceding the date hereof, been a personal holding company within the meaning of Section 542 of the Code (or any corresponding provision of state, local or foreign law); (h) the Company has not made any election under Section 341(f) of the Code (or any corresponding provisions of state, local or foreign law); (i) other than payroll Taxes, the Company is not liable for the Taxes of any other Person, nor is the Company currently under any contractual obligation to indemnify any Person with respect to Taxes (except for customary agreements to indemnify lenders or security holders in respect of taxes other than income taxes), nor is the Company party to any tax sharing agreement or any other agreement providing for payments by the Company with respect to Taxes of any other Person; (j) the Company has not agreed, nor is the Company required, as a result of a change in method of accounting or otherwise, to include any adjustment under Section 481 of the Code (or any corresponding provision of state, local or foreign law) in taxable income; and (k) the Company has not elected S Corporation status within the meaning of Section 1361(a)(1) of the Code (or any corresponding provision of state, local or foreign law). As used in this Agreement, the term "Tax" shall mean any of the Taxes and the term "Taxes" shall mean, with respect to any Person, (i) all income taxes (including any tax on or based upon net income, or gross income, or income as specially defined, or earnings, or profits, or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) on such Person and (ii) any liability for the payment of any amount of the type described in the immediately preceding clause (i) as a result of being a "transferee" (within the meaning of Section 6901 of the Code or any other applicable law) of another Person or a member of an affiliated or combined group.

      4.9 ACCOUNTS RECEIVABLE

      All accounts receivable of the Company that are reflected on the Financial Statements or on the accounts receivable ledger of the Company as of the Closing Date (collectively, the "Accounts Receivable") represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. Except as described in Section 4.9 of the Disclosure Schedule, all of the Accounts Receivable are or will be collectible at the full recorded amount thereof, less any applicable reserves established in accordance with GAAP, in the ordinary course of business.

      4.10 TITLE TO PROPERTIES; ENCUMBRANCES

      Section 4.10 of the Disclosure Schedule contains a correct and complete list of all real property, leaseholds or other interests therein owned or held by the Company. The Company has delivered or made available to ICC correct and complete copies of the real property leases, if any, to which the Company is party or pursuant to which it uses or occupies any real property. The Company has good title to, or a valid leasehold, license or other interest in, all of the material properties and assets, real and personal, tangible and intangible, it owns, purports to own or uses in its business, including those reflected on its books and records and in the Financial Statements (except for accounts receivable collected and materials and supplies disposed of in the ordinary course of business consistent with past practice after the date of the most recent Financial Statements). All material properties and assets owned, leased or used by the Company are free and clear of all material Encumbrances, except for (a) Liens for current taxes not yet due, (b) workman's, common carrier and other similar liens arising in the ordinary course of business, none of which materially detracts from the value or impairs the use of the property or asset subject thereto, or impairs the operations of the Company, (c) Encumbrances disclosed in the Financial Statements and (d) with respect to real property, (i) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of the Company and (ii) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto ("Permitted Encumbrances").

      4.11 CONDITION AND SUFFICIENCY OF ASSETS

      The Facilities and other property and assets owned or used by the Company are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such Facilities or other property or assets owned or used by the Company is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The Facilities and other property and assets owned or used by the Company are sufficient for the continued conduct of its business after the Effective Time in substantially the same manner as conducted prior to the Effective Time.

      4.12 COMPLIANCE WITH LAWS; GOVERNMENTAL AUTHORIZATIONS

            (a) Except as set forth in Section 4.12 of the Disclosure Schedule, the Company is in compliance in all material respects with all federal, state and local laws, regulations, licenses, orders, ordinances, judgments and decrees affecting the properties and assets owned or used by the Company and the business or operations of the Company where a failure to comply would have a Material Adverse Effect. The Company has not been charged with violating, nor, to the knowledge of the Company or any of the Sellers, threatened with a charge of violating, nor, to the knowledge of the Company or any of the Sellers, is the Company under investigation with respect to a possible violation of, any provision of any federal, state or local law, regulation, license, order, ordinance, judgment or decree relating to any of its properties or assets or any aspect of its business or operations where a failure to comply would have a Material Adverse Effect. The representations and warranties contained in this Section 4.12 do not relate to the matters as to which representations and warranties are made in Section 4.17, 4.19 and 4.20.

            (b) Section 4.12 of the Disclosure Schedule contains a complete and accurate list of each material Governmental Permit that is held by the Company or that otherwise relates to the business or operations of, or to any of the properties or assets owned or used by, the Company. Each Governmental Permit listed or required to be listed in Section 4.12 of the Disclosure Schedule is valid and in full force and effect.

      4.13 LEGAL PROCEEDINGS

      Except as set forth in Section 4.13 of the Disclosure Schedule, there is no pending claim, action, investigation, arbitration, litigation or other proceeding ("Proceeding"):

                  (i) that has been commenced by or against the Company or that otherwise relates to or may affect the business of, or any of the properties or assets owned or used by, the Company; or

                  (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated hereby.

      To the knowledge of the Company or any of the Sellers, no such Proceeding has been threatened in writing. The Company has made available to ICC true, correct and complete copies of all pleadings, correspondence and other documents relating to each Proceeding listed in Section 4.13 of the Disclosure Schedule. The Proceedings listed in Section 4.13 of the Disclosure Schedule could not reasonably be expected to have a Material Adverse Effect on the Company.

      4.14 ABSENCE OF CERTAIN CHANGES AND EVENTS

      Except as set forth in Section 4.14 of the Disclosure Schedule, since the Balance Sheet Date, the Company has conducted its business only in the ordinary course, consistent with past practice, and the Company has not:

            (a) declared or paid any dividend or other distribution in respect of shares, or redeemed or otherwise repurchased, any shares of the capital stock of the Company;

            (b) issued or sold or authorized for issuance or sale, or granted any Options with respect to, any shares of its capital stock or any other type of its securities, or made any change in its outstanding shares of capital stock or other ownership interests or its capitalization, whether by way of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, stock dividend or otherwise;

            (c) paid or increased any bonuses, salaries or other compensation to any stockholder, director, officer, consultant or (except in the ordinary course of business consistent with past practice) employee or entered into any employment, severance or similar Contract with any director, officer or employee;

            (d) adopted or increased the payments to or benefits under any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement or other employee benefit plan for or with any employees;

            (e) suffered any damage to or destruction or loss of any property or asset, whether or not covered by insurance, which could reasonably be expected to have a Material Adverse Effect on the Company;

            (f) entered into, terminated or received notice of termination of any Contract or transaction involving a total remaining commitment by or to the Company of at least $100,000, or any other Contract, the entering into or termination of which could reasonably be expected to have a Material Adverse Effect on the Company, including the entry into (i) any document evidencing any indebtedness, (ii) any capital or other lease or (iii) any guaranty;

            (g) sold, leased, or otherwise disposed of (other than in the ordinary course of business consistent with past practice) any material property or asset or mortgaged, pledged or imposed any Encumbrance, other than Permitted Encumbrances, on any material property or asset;

            (h) cancelled, compromised or waived any claim or right with a value to the Company in excess of $25,000 or instituted or settled any Proceeding;

            (i) changed the method of accounting or the accounting principles or practices used by the Company in the preparation of the Financial Statements; or

            (j) agreed, whether orally or in writing, to do any of the foregoing.

      4.15 CONTRACTS; NO DEFAULTS

            (a) Section 4.15(a) of the Disclosure Schedule contains a correct and complete list, and the Company has delivered to ICC correct and complete copies, of:

                  (i) each Contract that involves the current or future performance of services or delivery of goods or materials by the Company of an amount or value in excess of $10,000 per year;

                  (ii) each Contract that involves the current or future performance of services or delivery of goods or materials to the Company of an amount or value in excess of $10,000 per year;

                  (iii) each lease, license and other Contract affecting any leasehold or other interest in any real or personal property of an amount or value in excess of $5,000 per year;

                  (iv) each collective bargaining agreement and other Contract to or with any labor union or other employee representative of a group of employees;

                  (v) each joint venture, partnership and other Contract that is currently in effect involving a sharing of profits, losses, costs or liabilities by the Company with any other Person or requiring the Company to make any capital contribution;

                  (vi) each Contract that is currently in effect containing covenants that in any way purport to restrict the business activity of the Company or limit the freedom of the Company to engage in any line of business or to compete with any Person or hire any Person;

                  (vii) each agreement that is currently in effect between the Company and an officer or director of the Company or any Seller or any affiliate of any of the foregoing; (viii) each power of attorney executed by the Company that is currently effective and outstanding;

                  (ix) each Contract that is currently in effect for capital expenditures by the Company in excess of $15,000;

                  (x) each agreement under which any money has been or may be borrowed or loaned by the Company or any note, bond, factoring agreement, indenture or other evidence of indebtedness has been issued or assumed by the Company (other than those under which there remain no ongoing obligations of the Company), each guaranty by the Company (including "take-or-pay" and "keepwell" agreements) of any evidence of indebtedness or other obligation, or of the net worth, of any Person (other than endorsements for the purpose of collection in the ordinary course of business) and each pledge, security or other agreement pursuant to which any Encumbrance, other than Permitted Encumbrances, is created in any material asset or property of the Company;

                  (xi) each agreement containing restrictions with respect to the payment of dividends or other distributions in respect of the Company's capital stock;

                  (xii) each stock purchase, merger or other agreement pursuant to which the Company acquired any material business, and all relevant documents and agreements delivered in connection therewith;

                  (xiii) each agreement to which the Company is a party that is currently in effect containing a change of control provision;

                  (xiv) each other agreement to which the Company is a party that is currently in effect having an indefinite term or a fixed term of more than one (1) year (other than those that are terminable at will or upon not more than sixty (60) days' notice by the Company without penalty) or requiring payments by the Company of more than $10,000 per year; and

                  (xv) each standard form of agreement pursuant to which the Company provides services to customers.

            (b) Each Contract identified or required to be identified in Section 4.15(a) of the Disclosure Schedule is in full force and effect and is valid and enforceable against the Company and, to the knowledge of Company or any of the Sellers, against the other parties thereto in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws at the time in effect affecting the enforceability or rights of creditors generally and by general equitable principles that may limit the right to obtain equitable remedies.

            (c) Except as set forth in Section 4.15(c) of the Disclosure
Schedule:

                  (i) the Company is in compliance in all material respects with all applicable terms and requirements of each Contract under which the Company has any obligation or liability or by which the Company or any of the assets owned or used by the Company is or was bound, except for such noncompliance that could not reasonably be expected to have a Material Adverse Effect on the Company;

                  (ii) to the knowledge of the Company or any of the Sellers, each other person that has or had any obligation or liability under any Contract under which the Company has any rights is in compliance in all material respects with all applicable terms and requirements of such Contract; except for such noncompliance that would not have a Material Adverse Effect; and

                  (iii) no event has occurred or, to the knowledge of the Company or any of the Sellers, circumstance exists that (with or without notice or lapse of time or both) may result in a violation or breach of any Contract, which violation or breach could reasonably be expected to have a Material Adverse Effect on the Company.

      4.16 INSURANCE

      Section 4.16 of the Disclosure Schedule sets forth the annual premium payments and describes all the insurance policies of the Company, which policies are in full force and effect in accordance with their terms and expire on the dates shown on Section 4.16 of the Disclosure Schedule. There has been no material default in the payment of premiums on any of such policies, and, to the knowledge of the Company or any of the Sellers, there is no ground for cancellation or avoidance of any such policies. Such policies insure the Company in amounts and against losses and risks customary and sufficient for businesses similar to that of the Company. Correct and complete copies of all insurance policies listed in Section 4.16 have been previously made available to ICC.

      4.17 ENVIRONMENTAL MATTERS

            (a) The Company is in compliance in all respects with, and has not in the last five years been, and is not in violation of or liable under, any applicable Environmental Law where a failure to comply would have a Material Adverse Effect. Neither the Sellers or the Company has received any actual order, notice or other communication from (i) any

Governmental Authority or third party, or (ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or threatened Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets in which the Company has had an interest or the operation of its business.

            (b) There are no pending or, to the knowledge of the Company or any of the Sellers, threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties or assets in which the Company has or had an interest, except as would not individually or in the aggregate result in a Material Adverse Effect on the Company.

            (c) None of the Sellers or the Company has incurred any Environmental, Health, or Safety Liabilities with respect to the Facilities or with respect to any other properties and assets in which the Company (or any predecessor) has or had an interest that could reasonably be expected to have a Material Adverse Effect on the Company.

            (d) There has been no release or threat of release of any Hazardous Materials at or from the Facilities or from or by any other properties and assets in which the Company has or had an ownership interest.

            (e) None of the Sellers or the Company possesses or has initiated any reports, studies, analyses, tests or monitoring pertaining to Hazardous Materials or Hazardous Activities in, on or under the Facilities, or concerning compliance by the Company with Environmental Laws, and to the knowledge of the Company or any of the Sellers, no such reports, studies, tests or monitoring exist.

      4.18 EMPLOYEES

            (a) Section 4.18 of the Disclosure Schedule contains a complete and accurate list of the following information for each current employee of the
Company: name, job title, current compensation, vacation accrued and service credited for purposes of vesting and eligibility to participate under any Employee Benefit Plan.

            (b) No officer of the Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition or proprietary rights agreement, between such Person and any other Person that materially and adversely affects (i) the performance of his duties as an officer or employee of the Company or (ii) the ability of the Company to conduct its business.

      4.19 EMPLOYEE BENEFITS

            (a) Except as listed on Section 4.19 of the Disclosure Schedule, neither the Company nor any ERISA Affiliate maintains any Employee Benefit Plans. "Employee Benefit Plan" means any "employee benefit plan" as defined in
Section 3(3) of ERISA and any other plan, policy, program, practice, agreement, understanding or arrangement (whether written or oral) providing compensation or other benefits to any current or former director, officer, employee or consultant (or to any dependent or beneficiary thereof) of the Company or any ERISA Affiliate, which are now, or were within the past six years, maintained by the Company or any ERISA Affiliate, or under which the Company or any ERISA Affiliate has any obligation or liability, whether actual or contingent, including all incentive, bonus, deferred compensation, vacation, holiday, cafeteria, medical, disability, stock purchase, stock option, stock appreciation, phantom stock, restricted stock or other stock-based compensation plans, policies, programs, practices or arrangements. "ERISA Affiliate" means any entity (whether or not incorporated) other than the Company that, together with the Company, is or was a member of (i) a controlled group of corporations within the meaning of Section 414(b) of the Code, (ii) a group of trades or businesses under common control within the meaning of Section 414(c) of the Code or (iii) an affiliated service group within the meaning of Section 414(m) of the Code.

            The Company has made available to ICC or its counsel prior to the date of this Agreement correct and complete copies of (i) any employment agreements and any procedures and policies relating to the employment of employees of the Company and the use of temporary employees and independent contractors by the Company (including summaries of any procedures and policies that are unwritten), (ii) plan instruments and amendments thereto for all Employee Benefit Plans and related trust agreements, insurance and other contracts, summary plan descriptions, summaries of material modifications and material communications distributed to the participants of each Plan, (iii) to the extent annual reports on Form 5500 are required with respect to any Employee Benefit Plan, the three most recent annual reports and attached schedules for each Employee Benefit Plan as to which such report is required to be filed and
(iv) where applicable, the most recent (A) opinion, notification and determination letters, (B) audited financial statements, (C) actuarial valuation reports and (D) nondiscrimination tests performed under the Code (including 401(k) and 401(m) tests) for each Employee Benefit Plan.

            (b) Neither the Company nor any ERISA Affiliate maintains or has ever maintained an Employee Benefit Plan subject to Title IV of ERISA.

            (c) To the knowledge of the Company or any of the Sellers, with respect to each Employee Benefit Plan, (i) no party in interest or disqualified person (as defined in Section 3(14) of ERISA and Section 4975 of the Code, respectively) has at any time engaged in a transaction which could subject ICC or the Company, directly or indirectly, to a tax, penalty or liability for prohibited transactions imposed by ERISA or the Code and (ii) no fiduciary (as defined in Section 3(21) of ERISA) with respect to any Employee Benefit Plan, or for whose conduct the Company could have any liability (by reason of indemnities or otherwise), has breached any of the responsibilities or obligations imposed upon the fiduciary under Title I of ERISA.

            (d) Each Employee Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and which is subject to Sections 201, 301 or 401 of ERISA has received a favorable determination letter from the Internal Revenue Service covering all amendments required by the Tax Reform Act of 1986 and prior legislation and, to the knowledge of the Company or any of the Sellers, there are no circumstances that are reasonably likely to result in revocation of any such favorable determination letter. To the knowledge of the Company or any of the Sellers, each Employee Benefit Plan is and has been operated in all material respects in compliance with its terms and all applicable laws, and by its terms can be amended and/or terminated at any time. As of and including the Closing Date, the Company shall have made all contributions required to be made by them up to and including the Closing Date with respect to each Employee Benefit Plan, or adequate accruals therefor will have been provided for and will be reflected on the Financial Statements provided to ICC by the Company. All notices, filings and disclosures required by ERISA or the Code (including notices under Section 4980B of the Code) have been timely made.

            (e) Neither the Company nor any of the Sellers has received or is aware of any actions, claims (other than routine claims for benefits), lawsuits or arbitrations pending or, to the knowledge of the Company or any of the Sellers, threatened with respect to any Employee Benefit Plan or against any fiduciary of any Employee Benefit Plan, and neither the Company nor any of the Sellers has knowledge of any facts that could give rise to any such actions, claims, lawsuits or arbitrations. To the knowledge of the Company or any of the Sellers, there has not occurred any circumstances by reason of which the Company may be liable for an act, or a failure to act, by a fiduciary with respect to any Employee Benefit Plan.

            (f) No Employee Benefit Plan provides for medical or health benefits (through insurance or otherwise) or provides for the continuation of such benefits or coverage for any participant or any dependent or beneficiary of any participant after such participant's retirement or other termination of employment except as may be required by Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code ("COBRA").

            (g) Neither the Company or any ERISA Affiliate has ever contributed to, or withdrawn in a partial or complete withdrawal from, any "multiemployer plan" (as defined in Section 3(37) of ERISA) or has any fixed or contingent liability under Section 4204 of ERISA.

            (h) No Employee Benefit Plan is a "multiple employer plan" as described in Section 3(40) of ERISA or Section 413(c) of the Code.

            (i) No Employee Benefit Plan, other than a "pension plan" within the meaning of Section 3(2) of ERISA ("Pension Plan"), is funded through a trust intended to be exempt from tax pursuant to Section 501 of the Code.

            (j) Except as provided in Section 4.19 of the Disclosure Schedule, no person or entity has an employment, severance, consulting or independent contractor agreement with the Company. No "leased employee" (within the meaning of Section 414(n) or (o) of the Code) performs any material services for the Company.

            Except as set forth in Section 4.19 of the Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not result in (i) any payment (including severance, unemployment compensation, golden parachute or bonus payments or otherwise) becoming due to any director, officer, employee or consultant of the Company, (ii) any increase in the amount of compensation or benefits payable in respect of any director, officer, employee or consultant of the Company or (iii) accelerate the vesting or timing of payment of any benefits or compensation payable in respect of any director, officer, employee or consultant of the Company. No Employee Benefit Plan provides benefits or payments contingent upon, triggered by or increased as a result of a change in the ownership or effective control of the Company.

      4.20 LABOR RELATIONS

            (a) The Company believes it has satisfactory relationships with its employees.

            (b) The Company is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours and is not engaged in any unfair labor practice.

            (c) None of the Company's employees are covered by a collective bargaining agreement. No employees of the Company are on strike or threatening any strike or work stoppage, and there is no pending union representation election or negotiation of a collective bargaining agreement. The Company is not involved in any material controversy with any of its employees.

            (d) To the knowledge of the Company or any of the Sellers, there are no complaints or charges against the Company pending before the National Labor Relations Board or any state or local labor agency and no complaints or charges have been filed or threatened to be filed against the Company with any such board or agency.

            (e) To the knowledge of the Company or any of the Sellers, no charges with respect to or relating to the business of the Company are pending before the Equal Employment Opportunity Commission or any state or local agency responsible for the prevention of unlawful employment practices.

            (f) Section 4.20 of the Disclosure Schedule accurately sets forth all unpaid severance which, as of the date hereof, is due or claimed, in writing, to be due from the Company to any Person whose employment with the Company was terminated.

            (g) The Company has paid all wages which are due and payable to each employee and each independent contractor of the Company.

      4.21 INTELLECTUAL PROPERTY RIGHTS

            (a) As used herein, the term "Intellectual Property Assets" shall mean all worldwide industrial and intellectual property rights that are owned by the Company or that are used pursuant to a license or other right granted by a third party, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trademark rights, service marks, service mark applications, service mark rights, copyrights, copyright applications, trade names, unfair competition rights, franchises, licenses, inventories, know-how, trade secrets, rights of publicity, customer lists, proprietary information, technologies, processes and formulae, all source and object code, algorithm, architecture, structure, display screens, layouts, inventions, development tools, and all documentation and media constituting, describing or relating to the above, including, without limitation, manuals, memoranda and records in any format, whether hard copy or machine-readable only.

            (b) Except as set forth in Section 4.21(b) of the Disclosure Schedule, the Company is the sole legal and beneficial owner, free and clear of any Encumbrance, of the entire right, title and interest in and to, or has the right to use, pursuant to valid and effective agreements, the Intellectual Property Assets used in the conduct of the Company's business as presently conducted and such rights to use, sell or license are sufficient for such conduct of its business. The execution, delivery and performance of this Agreement and the consummation of the transaction contemplated hereby will not constitute a breach of any Contract involving any of the Company's Intellectual Property Assets, will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Intellectual Property Asset or impair the rights of the Company to use its Intellectual Property Assets or any portion thereof, as presently used, except where such breach, forfeiture, termination or impairment would not have a Material Adverse Effect.

            (c) Set forth in Section 4.21(c) of the Disclosure Schedule is a complete and correct list of (i) all patents and patent applications owned by the Company worldwide, (ii) all trademark and service mark registrations and all trademark and service mark applications and all trade names owned by the Company worldwide, (iii) all copyright registrations and copyright applications owned by the Company worldwide and (iv) all material licenses owned by the Company in which the Company is (A) a licensor with respect to any of the patents, trademarks, service marks, trade names or copyrights listed in Section 4.21(c) of the Disclosure Schedule or (B) a licensee of any other person's patents, trade names, trademarks, service marks or copyrights. The Company has made all necessary filings and recordations to protect and maintain its interests in the patents, patent applications, trademark and service mark registrations, trademark and service mark applications, trade names, copyright registrations and copyright applications and licenses set forth in Section 4.21(c) of the Disclosure Schedule where the failure to so file or record would have a Material Adverse Effect.

            (d) Except as set forth in Section 4.21(d) of the Disclosure Schedule, each patent, patent application, trademark or service mark registration, trademark or service mark application and copyright registration or copyright application of the Company set forth in Section 4.21(c) of the Disclosure Schedule, is valid and subsisting and has not been judged invalid, unregistrable or unenforceable, in whole or in part, and is valid, registrable and enforceable. Each license of the Company identified in Section 4.21(c) of the Disclosure Schedule is valid, subsisting and enforceable and has not been adjudged invalid or unenforceable, in whole or in part. The Company has not made a previous assignment, transfer or Contract constituting a present or future assignment, transfer or Encumbrance of any material Intellectual Property Asset. Except as listed in Section 4.21(d) of the Disclosure Schedule and except for the sale of licenses in the Company's software to customers in the ordinary course of business, the Company has not granted any license, release, covenant not to sue, or non-assertion assurance to any person with respect to any part of the Intellectual Property Assets.

            (e) Except as set forth in Section 4.21(e) of the Disclosure Schedule, no use of the Intellectual Property Assets by the Company, nor the manufacture, marketing, license, sale or use of any product or service currently licensed or sold by the Company or currently under development by the Company violates any license agreement between the Company and any third party or infringes any proprietary rights of any third party and there is no pending or threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Intellectual Property Asset nor is there any basis for any such claim, nor has the Company received any notice asserting that any of the Company's Intellectual Property Assets or products, or the proposed use, sale, license or disposition thereof, conflicts or will conflict with the rights of any other party, nor is there any basis for any such assertion.

            (f) Except as set forth in Section 4.21(f) of the Disclosure Schedule, to the knowledge of the Company or any of the Sellers, there is no unauthorized use, infringement or misappropriation of any of the Company's Intellectual Property Assets by any third party, including any employee or former employee of the Company, that would have a Material Adverse Effect.

            (g) There are no royalties, honoraria, fees or other fixed or contingent amounts or payments payable by Company to any person with respect to any Intellectual Property Assets.

            (h) The Company believes it has taken reasonable and practicable steps designed to safeguard and maintain the secrecy and confidentiality of, and the Company's proprietary rights in, the Intellectual Property Assets. To the knowledge of the Company or any of the Sellers, no current or prior officers, employees or consultants of or to the Company claims or has a right to claim an ownership interest in any Intellectual Property Assets as a result of having been involved in the development or licensing of any such property while employed by or consulting to the Company, or otherwise.

            (i) Section 4.21(i) of the Disclosure Schedule lists all products and services of the Company sold or licensed by the Company in 1999. Section 4.21(i) of the Disclosure Schedule sets forth, for each product and service, the following information: (i) as to any Contract under which compliance or performance continues to be required, the advances paid or payable, and the royalties or other sums payable, to any third parties with respect to such product or service and (ii) a list of third parties with distribution rights to such product or service together with a description of: (a) the territory in which the third party has distribution rights and (b) whether such distribution rights are exclusive or nonexclusive.

            (j) Any software products or services currently provided by the Company which incorporate any date-related information or otherwise process any date-related information, provide, among other things, the following functionality: (i) accurate processing of date-related information before, during and after January 1, 2000, including accepting the date input, providing the date output and performing calculations on dates or portions of dates, (ii) accurate functioning without interruption before, during and after January 1, 2000 without any change in operation associated with the advent of the new century, (iii) ability to respond to two-digit date input in a way that resolves any ambiguity as to century in a disclosed, defined and predetermined manner and
(iv) the ability to store and provide output date information in ways that are unambiguous as to century, except where the failure to so provide would not have a Material Adverse Effect.

            (k) Each employee of or consultant to the Company who has or is proposed to have access to the Company's source code or any material confidential and proprietary information of the Company, each of whom is listed on Section 4.21(k) of the Disclosure Schedule, has executed and delivered, or will execute and deliver prior to the Closing, an agreement with the Company relating to non-competition, non-disclosure, proprietary information and invention assignment in form and substance reasonably designed to safeguard and maintain the confidentiality of, and the Company's proprietary rights in, such information.

      4.22 CERTAIN PAYMENTS

      Neither the Company nor any director, officer, agent or employee of the Company or, to the knowledge of the Company or any of the Sellers, any other Person associated with or acting for or on behalf of the Company has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions, or for special concessions already obtained, for or in respect of the Company or any affiliate of the Company or
(iv) in violation of any legal requirement or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

      4.23 RELATIONSHIPS WITH RELATED PERSONS; USE OF NAME

            (a) Except as set forth in Section 4.23 of the Disclosure Schedule, none of the Sellers, or any officer, director or employee of the Company, or any spouse or child of any of them or any Person associated with any of them (a "Related Person") has any interest in any material property or asset used in or pertaining to the business of the Company. None of the Sellers or any Related Person is a party to any Contract with, or has any claim or right against, the Company, except employment or consulting agreements listed in Section 4.19(j) of the Disclosure Schedule and other arrangements listed in Section 4.23 of the Disclosure Schedule.

            (b) The business carried on by the Company has been conducted by the Company directly and not through any Related Person or through any other Person. As between the Company and the Sellers, the Company owns and has the exclusive right, title and interest in and to the name "Intercoastal Data Corporation".

      4.24 BROKERS OR FINDERS

      Neither the Company nor any of the Sellers nor their respective agents has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or financial advisory services or other similar payment in connection with this Agreement.

      4.25 DEPOSIT ACCOUNTS

      Section 4.25 of the Disclosure Schedule contains a true, correct and complete list of (a) the name of each financial institution in which the Company has an account or safe deposit box, (b) the names in which each account or box is held, (c) the type of account and (d) the name of each person authorized to draw on or have access to each account or box.

      4.26 INVESTMENT SECURITIES.

      Section 4.26 of the Disclosure Schedule sets forth a complete and correct list of all securities (including warrants) included in the IDC Portfolio. The Company has good and marketable title to all such securities, free and clear of any Lien. All of such securities that are equity securities are publicly traded on a national securities exchange or on the NASDAQ Market and none is subject to any restriction on sale or other transfer under applicable securities laws.

      4.27 DISCLOSURE

      No representation or warranty of the Company or any of the Sellers contained in this Agreement and no statement in the Disclosure Schedule is inaccurate in any material respect or omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

      4.28 RESALE REGISTRATION STATEMENT

      The information supplied in writing by the Sellers with respect to the Sellers and the Company and their respective officers, directors, stockholders and other affiliates (collectively, the "Company Information") for inclusion in the Resale Registration Statement shall not at the time the Resale Registration Statement is declared effective by the Commission contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Sellers and the Company make no representation or warranty with respect to any information supplied by ICC which is contained or incorporated by reference in, or furnished in connection with the preparation of, the Resale Registration Statement.

      4.29 KNOWLEDGE OF SELLERS

      Notwithstanding anything to the contrary contained in this Agreement, but without limiting Sellers' obligations pursuant to Section 11.2(a)(i) for a breach of a representation or warranty by the Company, each of Bill Lofton, Hollis B. Johnson, Stanley Parkman and Byrl Pointer make the representations and warranties set forth in this Section 4 only to the best of such Seller's knowledge.

5.    REPRESENTATIONS AND WARRANTIES OF ICC

      ICC represents and warrants to the Company and the Sellers as follows:

      5.1 ORGANIZATION AND GOOD STANDING

      ICC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. ICC has full corporate power and authority to conduct its business as it is now being conducted and to own or use the properties and assets that it purports to own or use. ICC is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect on ICC.

      5.2 AUTHORITY; NO CONFLICT

            (a) ICC has the corporate power and authority to execute and deliver this Agreement, to consummate the Merger and to perform its obligations under this Agreement. This Agreement has been duly authorized and approved, executed and delivered by ICC and constitutes the legal, valid and binding obligation of ICC, enforceable against ICC in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws at the time in effect affecting the enforceability or rights of creditors generally and by general equitable principles that may limit the right to obtain equitable remedies.

            (b) Neither the execution and delivery of this Agreement by ICC nor the consummation or performance by ICC of the Merger or any of the other transactions contemplated hereby will, directly or indirectly (with or without notice or lapse of time or both):

                  (i) contravene, conflict with, or result in a violation or breach of (A) any provision of the Organizational Documents of ICC, (B) any resolution adopted by the board of directors (or any committee thereof) or the stockholders of ICC, (C) any legal requirement or any order to which ICC or any of the properties or assets owned or used by it may be subject or (D) any Governmental Permit held by ICC;

                  (ii) result in a breach of or constitute a default, give rise to a right of termination, cancellation or acceleration, create any entitlement to any payment or benefit, or require the consent or approval of or any notice to or filing with any third party, under any Contract to which ICC is a party or by which its properties or assets are bound, or require the consent or approval of or any notice to or filing with any Governmental Authority to which either ICC or its assets are subject; or

                  (iii) result in the imposition or creation of any Encumbrance upon or with respect to any of the properties or assets owned or used by ICC, except, with respect to clause (i) (C) or (D), (ii) or (iii) of this Section 5.2, where any such contravention, conflict, violation, breach, default, termination right, cancellation or acceleration right or Encumbrance could not reasonably be expected to have a Material Adverse Effect on ICC or could not reasonably be expected to adversely affect the ability of ICC to consummate the Merger or the other transactions contemplated by this Agreement.

      5.3 CAPITALIZATION; ICC SHARES

            (a) The authorized capital stock of ICC consists of (i) 5,000,000 shares of preferred stock, $.01 par value per share, of which 10,000 shares have been designated Series A Convertible Redeemable Preferred Stock, of which as of the date of this Agreement 768 shares were issued and outstanding, and 10,000 shares have been designated Series C Convertible Redeemable Preferred Stock, of which as of the date of this Agreement 10,000 shares were issued and outstanding, (ii) 40,000,000 shares of ICC Common Stock, of which as of July 14, 2000, 6,357,301 shares were issued and outstanding, and (iii) 2,000,000 shares of Class B

Common Stock, $.01 par value per share, of which as of July 14, 2000, 3,218 shares were issued and outstanding.

            (b) The ICC Shares issuable as a result of the Merger have been duly authorized and upon the Effective Time and any subsequent date of issuance, will be validly issued, fully paid and nonassessable and designated for quotation on The Nasdaq SmallCap Market.

      5.4 FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION


            (a) ICC has delivered to each Seller correct and complete copies of its Prospectus dated March 28, 2000 as filed with the Commission pursuant to Rule 424(b) under the Securities Act (the "Prospectus"), its Annual Report on Form 10-KSB for the year ended July 31, 1999 (the "Form 10-KSB") and its Quarterly Reports on Form 10-QSB for the quarters ended October 31, 1999, January 31, 1999 and April 30, 2000 (the "Forms 10-QSB"). The Prospectus, the Form 10-KSB and the Forms 10-QSB (the "ICC SEC Reports") have been timely filed pursuant to the Securities Act or the Exchange Act, as applicable.

            (b) The Prospectus, the Form 10-KSB and the Forms 10-QSB complied as to form in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, in effect on the respective dates thereof. None of the Prospectus, the Form 10-KSB or the Forms 10-QSB, when filed pursuant to the Securities Act or the Exchange Act, as applicable, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (c) Each of the financial statements (including the related notes) included in the Form 10-KSB and the Forms 10-QSB presents fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of ICC as of the respective dates or for the respective periods set forth therein, all in conformity with GAAP consistently applied during the periods involved, except as otherwise noted therein, and subject, in the case of any unaudited interim financial statements included therein, to normal year-end adjustments and to the absence of complete footnotes.

      5.5 NO MATERIAL ADVERSE CHANGE

      Since July 31, 1999, there has not been any material adverse change in the business, operations, properties, prospects, liabilities, results of operations, assets or condition (financial or otherwise) of ICC taken as a whole. Certain recent developments involving ICC are described in Section 5.5 of the disclosure schedule delivered by ICC to the Company.

      5.6 LEGAL PROCEEDINGS

      Except as set forth in Section 5.6 of the disclosure schedule delivered by ICC to the Company, there is no pending Proceeding against ICC that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated by this Agreement. To the knowledge of ICC, no such Proceeding has been threatened in writing.

      5.7 BROKERS OR FINDERS

      Neither ICC nor any of its officers and agents has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or financial advisory services or other similar payment in connection with this Agreement, except for fees that will be paid by ICC.

      5.8 RESALE REGISTRATION STATEMENT

      Subject to the accuracy of the representations of the Company in Section 4.29, the Resale Registration Statement pursuant to which the ICC Shares will be registered with the Commission shall not at the time the Resale Registration Statement is declared effective by the Commission contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. Any preliminary prospectus or final prospectus contained in the Resale Registration Statement, and any amendments or supplements thereto, as of their respective dates, shall not contain any untrue statement of a material fact or omit to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, ICC makes no representation or warranty with respect to any Company Information which is contained or incorporated by reference in, or furnished in connection with the preparation of, the Resale Registration Statement.

6.    COVENANTS OF THE COMPANY AND THE SELLERS

      The Company and each of the Sellers, jointly and severally (except Sections 6.9 and 6.11, which shall be several and not joint), covenant and agree with ICC as follows:

      6.1 NORMAL COURSE

      From the date of this Agreement until the Closing, the Company will and the Sellers will cause the Company to: (a) maintain its corporate existence in good standing, (b) maintain the general character of its business, (c) use all reasonable commercial efforts to maintain in effect all of its presently existing insurance coverage (or substantially equivalent insurance coverage), preserve its business organization substantially intact, keep the services of its present principal employees and preserve its present business relationships with its material suppliers and customers, (d) permit ICC, its accountants, legal counsel and other representatives full access to the Company's management, minute books and stock transfer records, other books and records, Contracts, properties and operations at all reasonable times and upon reasonable notice and
(e) in all respects conduct its business in the usual and ordinary manner consistent with past practice and perform in all material respects all agreements or other obligations with banks, customers, suppliers, employees and others.

      6.2 CONDUCT OF BUSINESS

      Without limiting the provisions of Section 6.1, from the date of this Agreement until the Closing, the Company will not, and the Sellers will cause the Company not to, without the prior written consent of ICC:

            (a) take or fail to take any action that, if it had occurred after the Balance Sheet Date and prior to the date of this Agreement would be required to be disclosed in Section 4.14 of the Disclosure Schedule, except for the distribution contemplated by Section 2.12;

            (b) amend or otherwise modify its Organizational Documents;

            (c) pay any material Liability, except for any current Liabilities and the current portion of any long term Liabilities shown on the Financial Statements (or not required as of the date thereof to be shown thereon in accordance with GAAP) or incurred since the Balance Sheet Date in the ordinary course of business consistent with past practice and Liabilities required to be paid pursuant to Section 6.6;

            (d) make any material loan or advance to any Person other than travel and other similar routine advances in the ordinary course of business consistent with past practice;

            (e) make any capital expenditure or capital addition or betterment in amounts which exceed $25,000 in the aggregate, except as contemplated in capital budgets in effect on the date of this Agreement;

            (f) acquire any security as part of the IDC Portfolio or otherwise (except as a result of a stock split or dividend for no consideration payable by the Company) or contribute any cash to or, within four days prior to the Effective Time, withdraw any cash from the IDC Portfolio; or

            (g) enter into any commitment to do any of the foregoing.

      6.3 CERTAIN FILINGS

      The Company (prior to the Effective Time) and the Sellers agree to cooperate with ICC with respect to all filings with regulatory authorities that are required to be made, respectively, by any of the Sellers or by the Company to carry out the transactions contemplated by this Agreement, including providing information and cooperating in the preparation and filing of the Resale Registration Statement (or such other form as may be appropriate). The Sellers shall assist and shall cause the Company to assist ICC in making all such filings, applications and notices as may be necessary or desirable in order to obtain the authorization, approval or consent of any governmental entity which may be reasonably required or which ICC may reasonably request in connection with the consummation of the transactions contemplated by this Agreement.

      6.4 CONSENTS AND APPROVALS

      The Company (prior to the Effective Time) and the Sellers shall use their respective reasonable commercial efforts to obtain as promptly as practicable all consents, authorizations, approvals and waivers required in connection with the consummation of the transactions contemplated by this Agreement.

      6.5 BEST EFFORTS TO SATISFY CONDITIONS

      The Company and the Sellers shall use their reasonable commercial efforts to cooperate with ICC for purposes of satisfying the conditions set forth in Sections 8 and 9 that are within their control.

      6.6 INTERCOMPANY PAYMENTS

      All loans, payables and other amounts due to or from the Company and its affiliates as listed in Section 6.6 of the Disclosure Schedule shall be paid in full, written off or adjusted to zero balances at or prior to the Closing. Such amounts due may be paid from cash on hand or as may otherwise be available to the Company from existing lines of credit with third party lenders.

      6.7 NOTIFICATION OF CERTAIN MATTERS

      The Company (prior to the Effective Time) and each Seller shall promptly notify ICC of (i) the occurrence or non-occurrence of any fact or event of which such Seller or the Company has knowledge which would be reasonably likely (A) to cause any representation or warranty of such Seller or the Company contained in this Agreement or the Disclosure Schedule to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Closing Date or (B) to cause any covenant, condition or agreement of such Seller or the Company in this Agreement not to be complied with or satisfied in any material respect and (ii) any failure of such Seller or the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in any material respect; provided; however, that no such notification shall affect the representations or warranties of the Sellers or the Company or the right of ICC to rely thereon, or the conditions to the obligations of ICC. The Company shall give prompt notice to ICC of any notice or other communication from any third party (prior to the Effective Time) alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

      6.8 TAX TREATMENT

      The Company and each Seller agrees not to take any action that would jeopardize treatment of the Merger as a tax-free reorganization as described in
Section 2.11.

      6.9 RESTRICTIVE COVENANTS

            (a) Scope and Reasonableness. Each Seller acknowledges that ICC would not consummate the transactions contemplated by this Agreement without the assurance that such Seller will not engage in the activities prohibited by this
Section 6.9 as and for the period set forth below. In order to induce ICC to consummate the transactions contemplated by this Agreement, each Seller agrees to restrict his actions and activities throughout the United States and Canada (the "Territory") as provided in this Section 6.9. Each Seller acknowledges and agrees that the restrictions in this Section 6.9 are reasonable in light of the benefits of the transactions contemplated by this Agreement to such Seller.

            (b) Non-competition. Each Seller hereby covenants and agrees that from the Closing Date until the second (2nd) anniversary of the Closing Date, it will not in the Territory, directly or indirectly, (a) engage on its own behalf in the IDC Business (as hereinafter defined) or (b) own any interest in or engage in or perform any service for any Person, either as a partner, owner, employee, consultant, agent, officer, director or shareholder, that (A) derives a meaningful portion of its revenues from the IDC Business or (B) is a meaningful competitor in the IDC Business. Notwithstanding any provision of this
Section 6.9(b), it shall not be a violation of this Section 6.9(b) for a Seller to own two percent (2%) or less of a public company, provided that, such Seller does not exert or have the power to exert any management or other control over such public company. The IDC Business means the development, sale, marketing or other exploitation of business-to-business electronic data interchange standards-based applications for standard-based EDI exchange over value-added networks, private networks Intranets, Extranets or the Internet.

            (c) Non-Solicitation. Each Seller hereby covenants and agrees that from the Closing Date through the second (2nd) anniversary of the Closing Date, it will not induce or attempt to induce, in any manner, directly or indirectly, any employee, agent, representative, customer or any other person or concern dealing with or in any way associated with the Company to terminate or to modify, in any fashion to the material detriment of the Company, such association with the Company. Each Seller acknowledges that the provisions of Sections 6.9(b) and this Section 6.9(c) are such Seller's separate agreement.

            (d) Remedies. Each Seller's agreements contained in this Section 6.9 relate to matters of unique character and peculiar value impossible of replacement, that breach of such agreements by such Seller will cause the Company great and irreparable injury, that the remedy at law for any breach of the agreements contained in this Section 6.9 will be inadequate and that ICC, in addition to any other remedy available to it, shall be entitled to temporary restraining orders and temporary and permanent injunctive relief or other equitable relief without the necessity of proving actual damage or of providing a bond so as to prevent a breach or threatened breach of any of the agreements contained in this Section 6.9 and to secure the enforcement thereof.

      6.10 COMPANY SHAREHOLDERS MEETING

      The Company shall call the Company Shareholders Meeting as promptly as practicable for the purpose of voting upon the approval of this Agreement. The Company shall take all reasonable action necessary or advisable to secure the vote or consent of the shareholders of the Company in favor of approval of this Agreement and shall not take any action that could reasonably be expected to prevent the vote or consent of stockholders in favor of such approval. The Board of Directors of the Company shall unanimously recommend approval of this Agreement prior to the Company Shareholders Meeting, and such recommendations shall not be withdrawn, modified or changed in a manner and adverse to ICC.

      6.11 AGREEMENT TO VOTE COMPANY CAPITAL STOCK

      Each of the Sellers shall, at any meeting of the shareholders of the Company prior to the Effective Time, however called, vote, or shall execute a written consent with respect to all of, its shares of Company Capital Stock (a) in favor of this Agreement, (b) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company or the Sellers under this Agreement and
(c) against any action or agreement (other than this Agreement) that would impede, interfere with, delay, postpone or attempt to discourage the Merger, including, but not limited to: (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company, (ii) a sale or transfer of a material amount of assets of the Company or a reorganization, recapitalization or liquidation of the Company, except as provided in this Agreement, (iii) any change in the management or board of directors of the Company, except as otherwise agreed to in writing by ICC, (iv) any material change in the present capitalization or dividend policy of the Company, except as provided in this Agreement or (v) any other material change in the Company's corporate structure or business, except as provided in this Agreement.

      6.12 AGREEMENT TO COOPERATE

      The Company and each Seller shall provide to ICC such financial (including financial statements) and other information concerning the Company, and shall otherwise fully cooperate with ICC, in connection with the preparation and filing with the Commission of any registration statement, report or other document required to be filed by ICC. All such information provided by the Sellers to ICC in writing for use in any such statement, report or other document shall be true and correct and none shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein, or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      6.13 DISTRIBUTION OF REAL ESTATE

      Immediately prior to the Closing, the Company shall contribute to IDC Realty the land and building described in Section 6.13 of the Disclosure Schedule and upon the Effective Time the Sellers shall cause IDC Realty to enter into the Lease with ICC.

7.    COVENANTS OF ICC

      ICC covenants and agrees with the Company and the Sellers as follows:

      7.1 NORMAL COURSE

      From the date of this Agreement until the Closing, ICC will: (a) maintain its corporate existence in good standing, (b) maintain the general character of its business, (c) use all reasonable commercial efforts to maintain in effect all of its presently existing insurance coverage (or substantially equivalent insurance coverage), preserve its business organization substantially intact, keep the services of its present principal employees and preserve its present business relationships with its material suppliers and customers, (d) permit the Company, the Sellers, their accountants, their legal counsel and their other representatives full access to its management, minute books and stock transfer records, other books and records, Contracts, properties and operations at all reasonable times and upon reasonable notice and (e) in all respects conduct its business in the usual and ordinary manner consistent with past practice and perform in all material respects all agreements or other obligations with banks, customers, suppliers, employees and others.

      7.2 CERTAIN FILINGS

      ICC agree to make or cause to be made all filings with regulatory authorities that are required to be made by ICC or its affiliates to carry out the transactions contemplated by this Agreement.

      7.3 BEST EFFORTS TO SATISFY CONDITIONS

      ICC agrees to use its commercially reasonable efforts to satisfy the conditions set forth in Sections 8 and 9 that are within its control.

      7.4 NOTIFICATION OF CERTAIN MATTERS

      ICC shall promptly notify the Company and the Sellers of (i) the occurrence or non-occurrence of any fact or event of which ICC has knowledge which would be reasonably likely (A) to cause any representation or warranty of ICC contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing Date or (B) to cause any covenant, condition or agreement of ICC in this Agreement not to be complied with or satisfied in any material respect and (ii) any failure of ICC to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in any material respect; provided, however, that no such notification shall affect the representations or warranties of ICC, or the Company's or the Sellers' right to rely thereon, or the conditions to the obligations of the Company and the Sellers. ICC shall give prompt notice to the Company and the Sellers of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

      7.5 TAX TREATMENT

      ICC agrees not to take any action that would jeopardize treatment of the Merger as a tax-free reorganization as described in Section 2.11.

      7.6 REGISTRATION OF ICC COMMON STOCK

            (a) ICC shall file no later than the later of (i) forty-five (45) days after the Closing Date, and (ii) ten (10) days after ICC receives all information from the holders of ICC shares covered thereby which it deems reasonably necessary to file, and use its reasonable commercial efforts to cause to become effective as promptly as possible thereafter, a registration statement on Form S-3 (the "Resale Registration Statement"), covering the resale of all of the ICC Shares. Subject to Section 7.6(b), ICC agrees to use its commercially reasonable efforts to keep the Resale Registration Statement with respect to the ICC Shares continuously effective until all of such ICC Shares, (i) have been disposed of under the Resale Registration Statement or any other effective registration statement, (ii) have been sold or otherwise transferred pursuant to Rule 144 under the Securities Act or (iii) are eligible for sale pursuant to Rule 144 under the Securities Act and could be sold by the holder thereof in one three-month period under Rule 144 under the Securities Act, whichever event first occurs. Subject to Section 7.6(b), ICC further agrees to amend the Resale Registration Statement if and as required by the rules, regulations or instructions applicable to the registration form used by ICC for such Resale Registration Statement or by the Securities Act or any rules and regulations thereunder; provided; however, that ICC shall not be deemed to have used its reasonable commercial efforts to keep the Resale Registration Statement effective during the applicable period if it voluntarily takes any action that would result in the holder of ICC Shares not being able to sell the ICC Shares covered thereby during that period, unless such action is required under applicable law or ICC has filed a post-effective amendment to the Resale Registration Statement and the Commission has not declared it effective or except as permitted by Section 7.6(b). The "Plan of Distribution" section of the Resale Registration Statement shall permit negotiated purchases, secondary distributions, block trades, ordinary brokerage transactions or a combination of such methods of sale.

            (b) Notwithstanding the provisions of Section 7.6(a), if ICC determines that, in its reasonable judgment, it would (because of the existence of, or in anticipation of, any acquisition or corporate reorganization or other transaction, financing activity, stock repurchase or development involving ICC or any subsidiary or the unavailability for reasons substantially beyond ICC's control of any required financial statements, or any other event or condition of similar significance to the Company or any of its subsidiaries) be materially disadvantageous (a "Material Development Condition") to ICC for the Resale Registration Statement to become effective or to be maintained effective or for sales of ICC Shares to continue pursuant to the Resale Registration Statement, ICC shall, notwithstanding Section 7.6(a), be entitled, upon the delivery or transmission of a written notice from ICC (a "Delay Notice") to such effect to all of the holders of ICC Shares included in the Resale Registration Statement,
(i) to delay filing or the effectiveness of the Resale Registration Statement until the earlier of (x) the date that the Material Development Condition ceases to exist, and (y) 90 days after the giving of the Delay Notice, (ii) to cause sales of ICC Shares by such holders pursuant to the Resale Registration Statement to cease or (iii) to cause the Resale Registration Statement to be withdrawn and the effectiveness of the Resale Registration Statement to be terminated; provided, however, that ICC shall be entitled to deliver no more than two (2) Delay Notices in any twelve-month period; and provided, further, however, that ICC shall not be entitled to deliver a Delay Notice prior to the expiration of ten business days after the Resale Registration Statement has been declared effective by the Commission and ICC has first furnished Sellers with copies of the final prospectus relating thereto as required by Section 7.6(f). In the event a Resale Registration Statement is filed and subsequently withdrawn by reason of any existing or anticipated Material Development Condition as herein before provided, ICC shall cause a new Resale Registration Statement covering resales by the holders of the ICC Shares to be filed with the Commission not later than 30 days after the date on which such Material Development Condition ceases to exist and to use its reasonable commercial efforts to cause such new Resale Registration Statement to become effective as soon as practicable after such Material Development Condition ceases to exist.

            (c) Any other holder of ICC's securities who has registration rights may include its securities in the Resale Registration Statement; provided; however, that holders of ICC Shares shall have priority sale rights over the Company and such other holders.

            (d) ICC shall notify the Sellers promptly (i) when the Resale Registration Statement has been filed and when it has become effective, (ii) of any request by the Commission for amendments or supplements to the Resale Registration Statement or for additional information, (iii) of the issuance by the Commission of any comments with respect to any filing, (iv) of any stop order suspending the effectiveness of the Resale Registration Statement or the initiation of any proceedings for that purpose, (v) of any suspension of the qualification of the ICC Common Stock covered by the Resale Registration Statement for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (vi) if there is a misstatement or omission of a material fact in the Resale Registration Statement, or any document incorporated therein by reference, or if any event occurs which requires the making of any changes in the Resale Registration Statement or any document incorporated therein by reference in order to make the statements therein (in the case of any prospectus, in the light of the circumstances under which they were made) not misleading.

            (e) ICC shall use its reasonable commercial efforts to register or qualify the ICC Shares covered by the Resale Registration Statement under the securities or blue sky laws of such jurisdiction as the Sellers reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable the Sellers to consummate the disposition in such jurisdictions of such shares; provided; however, that ICC will not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this paragraph (e).

            (f) ICC shall furnish to the Sellers such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act in order to facilitate the public sale or other disposition of the shares of ICC Common Stock covered by the Resale Registration Statement.

            (g) Each Seller agrees that, upon receipt from ICC of a Delay Notice or any notice of the happening of any event of the kind described in clause
(ii), (iv), (v) or (vi) of Section 7.6(d), the Sellers will (x) deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in the Sellers' possession, of the prospectus covering ICC Shares current at the time of receipt of such notice and (y) the Sellers will immediately discontinue disposition of ICC Shares pursuant to the Resale Registration Statement until (i) the Sellers are advised in writing by the Company that a new Resale Registration Statement has become effective under the Securities Act or
(ii) the Sellers receive copies of any required supplemented or amended prospectus, or until the Sellers are advised in writing by the Company that the use of the prospectus may be resumed.

            (h) All expenses incurred by ICC in complying with this Section 7.6, including all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc.), fees and expenses of complying with securities and blue sky laws, printing expenses and fees and expenses of ICC's counsel and accountants, shall be paid by ICC; provided, however, that all brokers commissions and other similar selling fees and expenses in connection with the sales of the ICC Shares covered by the Resale Registration Statement shall not be borne by ICC but shall be borne by the Sellers.

            (i) In connection with any Resale Registration Statement, ICC shall indemnify and hold harmless the Sellers (and their respective heirs and personal representatives) and any Person who controls a Seller (within the meaning of the Securities Act) against any losses, claims, damages or liabilities, joint and several (or actions in respect thereof), to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Resale Registration Statement, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein in the light of the circumstances under which they were made not misleading and shall reimburse the Sellers (and their respective heirs and personal representatives) and any such control Person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided; however, that ICC shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Resale Registration Statement, preliminary prospectus, final prospectus, amendment or supplement thereto in reliance upon and in conformity with written information furnished to ICC through an instrument duly executed by any Seller specifically for use in the preparation thereof.

      In connection with any Resale Registration Statement, the Sellers shall indemnify and hold harmless and reimburse (in the same manner and to the same extent as set forth in the preceding paragraph of this Section 7.6(i)) the Company, each director of ICC, each officer of ICC who shall sign the Resale Registration Statement and each person who controls any of the foregoing persons within the meaning of the Securities Act with respect to any statement or omission from the Resale Registration Statement, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished to ICC through an instrument duly executed by a Seller specifically for use in connection with the preparation of the Resale Registration Statement, preliminary prospectus, final prospectus, amendment or supplement; provided, however, that the maximum amount of a Seller's liability in respect of such indemnification shall be limited to an amount equal to the net proceeds actually received by such Seller from the sale of ICC Shares effected pursuant to the Resale Registration Statement.

      Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding paragraphs of this Section 7.6, such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided; however, that if any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party with respect to such legal or equitable defenses and such indemnifying party shall reimburse such indemnified party for that portion of the fees and expenses of any one counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity agreement provided in this Section 7.6. Anything in this Section 7.6 to the contrary notwithstanding, (i) an indemnifying party shall not settle any claim or action or consent to the entry of any judgment therein unless the indemnified party is fully released and discharged as a result thereof and (ii) an indemnified party shall not settle any claim or action or consent to the entry of any judgment therein without the prior written consent of the indemnifying party.

      If the indemnification provided for in this Section 7.6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the maximum amount which any Seller shall be required to contribute pursuant to the provisions of this paragraph shall be limited to an amount equal to the net proceeds actually received by such Seller from the sale of ICC Shares effected pursuant to the Resale Registration Statement. No person guilty of a fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to such contribution.

8.    CONDITIONS TO OBLIGATIONS OF ICC

      The obligations of ICC under this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

      8.1 REPRESENTATIONS AND WARRANTIES

      The representations and warranties of the Company and the Sellers contained in this Agreement or in the Disclosure Schedule or in any certificate delivered pursuant to this Agreement that are qualified as to materiality (or any variation on such term) shall be true and correct at and as of the Closing Date as if made on the Closing Date, except where such representations and warranties specifically relate to an earlier date, in which case they shall be true and correct as of such earlier date, and any such representations and warranties of the Company and the Sellers which are not so qualified shall be true and correct in all material respects at and as of the Closing Date as if made on the Closing Date, except where such representations and warranties specifically relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.

      8.2 PERFORMANCE OF COVENANTS

      The Company and the Sellers shall have performed and complied with in all material respects each covenant, agreement and condition required by this Agreement to be performed or complied with by them prior to or on the Closing Date.

      8.3 LACK OF ADVERSE CHANGE

      Since the date of this Agreement, there shall not have occurred any incident or event, including the loss of any significant customer of the Company, which, individually or in the aggregate, has had or is reasonably likely to result in a Material Adverse Effect on the Company.

      8.4 UPDATE CERTIFICATE

      ICC shall have received favorable certificates, dated the Closing Date, signed by the President of the Company and the Sellers as to the matters set forth in Sections 8.1, 8.2 and 8.3.

      8.5 NO GOVERNMENTAL OR OTHER PROCEEDING OR LITIGATION
-------------------------------------------------

      No order of any Governmental Authority shall be in effect that restrains or prohibits any transaction contemplated by this Agreement or that would limit or affect ICC's ownership or operation of the business of the Company; no suit, action, investigation, inquiry or proceeding by any Governmental Authority shall be pending or threatened against ICC, the Company or any Seller that challenges the validity or legality, or that seeks to restrain the consummation, of the transactions contemplated by this Agreement or that seeks to limit or otherwise affect ICC's right to own or operate the business of the Company.

      8.6 APPROVALS AND CONSENTS

      All consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Company for the authorization, execution and delivery of this Agreement, the consummation by it of the transactions contemplated by this Agreement shall have been obtained and made by the Company, except where the failure to receive such consents, waivers, approvals, authorizations or orders would not have a Material Adverse Effect on the Company.

      8.7 OPINION OF COUNSEL

      The Sellers and the Company shall have delivered to ICC an opinion of King & Spalding, dated the Closing Date and addressed to ICC, as to the matters set forth on Exhibit 8.7.

      8.8 SHAREHOLDER APPROVAL

      This Agreement shall have been duly approved at or prior to the Effective Time of the Merger by the requisite vote of the Company Shareholders in accordance with the GBCC.

      8.9 DISSENTING SHAREHOLDERS

      As of the Closing, the Dissenting Shareholders shall hold, collectively, no more than 21% of the shares of the Common Stock of the Company.

      8.10 EXECUTION OF LEASE

      Sellers shall have caused IDC Realty to enter into the Lease.

9.    CONDITIONS TO OBLIGATION OF THE COMPANY AND SELLERS

      The obligations of the Company and the Sellers under this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

      9.1 REPRESENTATIONS AND WARRANTIES

      The representations and warranties of ICC contained in this Agreement or in any certificate delivered pursuant to this Agreement that are qualified as to materiality (or any variation on such term) shall be true and correct at and as of the Closing Date as if made on the Closing Date, except where such representations and warranties specifically relate to an earlier date, in which case they shall be true and correct as of such earlier date, and any such representations and warranties of ICC which are not so qualified shall be true and correct in all material respects at and as of the Closing Date as if made on the Closing Date, except where such representations and warranties specifically relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.

      9.2 LACK OF ADVERSE CHANGE

      Since the date of this Agreement, there shall not have occurred any incident or event, including the loss of any significant customer of ICC, which, individually or in the aggregate, has had or is reasonably likely to result in a Material Adverse Effect on ICC.

      9.3 PERFORMANCE OF COVENANTS

      ICC shall have performed and complied in all material respects with each covenant, agreement and condition required by this Agreement to be performed or complied with by ICC prior to or on the Closing Date.

      9.4 UPDATE CERTIFICATE

      The Sellers shall have received a favorable certificate, dated the Closing Date, signed by ICC as to the matters set forth in Sections 9.1, 9.2 and 9.3.

      9.5 NO GOVERNMENTAL OR OTHER PROCEEDING OR LITIGATION

      No order of any Governmental Authority shall be in effect that restrains or prohibits any transaction contemplated by this Agreement or that would limit or affect ICC's ownership or operation of the business of the Company; no suit, action, investigation, inquiry or proceeding by any Governmental Authority shall be pending or threatened against ICC, the Company or any Seller that challenges the validity or legality, or that seeks to restrain the consummation, of the transactions contemplated by this Agreement or that seeks to limit or otherwise affect ICC's right to own or operate the business of the Company.

      9.6 OPINION OF COUNSEL

      ICC shall have delivered to the Sellers an opinion of Kramer Levin Naftalis & Frankel LLP, dated the Closing Date and addressed to the Sellers, as to the matters set forth on Exhibit 9.6.

      9.7 EMPLOYMENT AND OPTION AGREEMENTS

            (a) ICC shall have entered into an employment agreement with Vernon
E. Zander substantially in the form of Exhibit 9.7(a).

            (b) ICC shall have offered employment to all existing employees of the Company ("Company Employees") with benefits such as health and life insurance, vacation and other similar benefits, substantially similar to those received immediately prior to the Merger, or on terms and conditions substantially similar to ICC's employees if such benefits are superior to those of the Company. Company Employees shall be able to participate in stock option plans of ICC on a basis consistent with ICC's current practices for similarly situated employees.

            (c) ICC shall have executed and delivered a lease agreement with IDC Realty relating to the land and building described in Section 6.13 of the Disclosure Schedule substantially in the form of Exhibit 9.7(c) (the "Lease").

10.   TERMINATION OF AGREEMENT

      This Agreement may be terminated upon the occurrence of any of the following events:

      10.1 MUTUAL CONSENT

      At any time prior to the Effective Time, by mutual consent of ICC and the Company.

      10.2 TRANSACTION DATE

      By ICC or the Company if the Effective Time shall not have occurred by [September 30], 2000, unless such failure shall be due to a material breach of any representation or warranty, or the nonfulfillment in any material respect, and failure to cure such nonfulfillment, of any covenant or agreement contained in this Agreement on the part of the party or parties seeking to terminate.

      10.3 BREACH

      By ICC if there has been a material misrepresentation by the Company or the Sellers, or a material breach on the part of the Company or the Sellers of any of their warranties or covenants set forth in this Agreement, or a material failure on the part of the Company or the Sellers to comply with any of their other obligations under this Agreement, in each case such that the conditions set forth in Sections 8.1 and 8.2 would not be satisfied, or by the Company if there has been a material misrepresentation by ICC, or a material breach on the part of ICC of any of its warranties or covenants set forth in this Agreement, or a material failure on the part of ICC to comply with any of its other obligations under this Agreement, in each case such that the conditions set forth in Sections 9.1 and 9.3 would not be satisfied; provided, however, that if such misrepresentation or breach is curable by a party such that such conditions would be satisfied, then for so long as such party continues to exercise such reasonable commercial efforts the other party may not terminate this Agreement under this Section 10.3 unless such breach is not cured within thirty (30) days of notice of such misrepresentation or breach (but no cure period shall be required for a breach which by its nature cannot be cured). No such termination shall relieve any party of the consequences of any such misrepresentation, breach or failure.

11.   INDEMNIFICATION; REMEDIES

      11.1 SURVIVAL; RIGHT TO INDEMNIFICATION NOT AFFECTED BY KNOWLEDGE

      All representations, warranties, covenants, and obligations in this Agreement, the Disclosure Schedule and any other certificate or document delivered pursuant to this Agreement shall survive the Closing for a period ending October 31, 2001 except as to Sections 3.2, 3.4, 4.3, 4.8, 4.17 and 4.24, which shall survive for the applicable statute of limitations; provided; however, that a claim asserted within such time may continue beyond any such time limit. The right to indemnification, payment of Damages (as defined below) or other remedy based on such representations, warranties, covenants and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation; provided; however, that no Seller shall have any liability after the Closing to any Indemnified Person for indemnification or payment of Damages under this Section 11 for any misrepresentation or breach of warranty, covenant or obligation disclosed in writing to ICC pursuant to Section 6.7 prior to the Closing Date, and ICC shall have no liability after the Closing to any Seller Party for indemnification or payment of Damages under this Section 11 for any misrepresentation or breach of warranty, covenant or obligation disclosed in writing to the Company pursuant to
Section 7.4 prior to the Closing Date.

      11.2 INDEMNIFICATION AND PAYMENT OF DAMAGES BY THE SELLERS

            (a) Each Seller hereby agrees to indemnify and hold harmless ICC, the Company and their respective representatives (including all officers and directors), stockholders, controlling persons and affiliates (collectively, the "Indemnified Persons") from and against, and will pay to the Indemnified Persons the amount of any loss, liability, claim, damage, cost or expense (including costs of investigation and defense and reasonable attorneys' and experts' fees and expenses) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with or incurred as a result of:

                  (i) any breach of any representation or warranty made by such Seller or the Company in this Agreement, the Disclosure Schedule or in any certificate delivered by such Seller or the Company pursuant to this Agreement;

                  (ii) any breach by such Seller or Company of any covenant or obligation of such Seller or Company in this Agreement; and

                  (iii) any and all Taxes payable by the Company with respect to or as a result of the distribution of the membership interests in IDC Realty to shareholders of the Company contemplated by Section 2.12.

            (b) Notwithstanding anything in this Section 11.2 to the contrary, the Sellers shall not have any obligation to indemnify the Indemnified Persons for any Damages resulting from the breach or breaches of any representation or warranty of the Sellers or the Company contained in Section 4 of this Agreement or in the Disclosure Schedule or in any certificate relating thereto and delivered by any of the Sellers or the Company pursuant to this Agreement until the Indemnified Persons have suffered Damages, by reason of such breach or breaches, in excess of $50,000 in the aggregate (the "Seller Basket"); provided that once the Indemnified Persons' aggregate Damages exceed the Seller Basket, the Sellers shall indemnify the Indemnified Persons for all such Damages suffered in excess of the Seller Basket.

            (c) Notwithstanding anything to the contrary in this Section 11.2, in the absence of fraud or intentional misrepresentation, no Seller individually shall be liable for any Damages resulting from the breach or breaches, in any case or in the aggregate, of (i) any representation or warranty of the Sellers or the Company contained in Section 4 of this Agreement or in the Disclosure Schedule or in any certificate relating thereto and delivered by any of the Sellers or the Company pursuant to this Agreement or (ii) any covenant contained in Section 6.3, 6.4, 6.5 or 6.7 in excess of such Seller's Shareholder's Percentage multiplied by one million dollars ($1,000,000). The indemnification obligations of the Sellers under this Agreement shall terminate on October 31, 2001 except as to Sections 3.2, 3.4, 4.3, 4.8, 4.17 and 4.24, which shall survive for the applicable statute of limitations. Subject to Section 6.9, the right to indemnification pursuant to this Section 11 shall be the exclusive remedy of the Indemnified Persons and the Seller Parties for any and all Damages incurred by them as a result of the items described in Section 11.2(a) or
Section 11.3(a).

            (d) The Sellers shall be entitled to a credit against any liability for Damages under Article 11 to the extent and in the amount of insurance proceeds actually received by any Indemnified Person in respect of such Damages. If a Seller indemnifies an Indemnified Person for Damages and the Indemnified Person thereafter receives any funds or assets from another person or entity with respect to such loss, such that the loss to be indemnified would have been reduced, then the Seller shall be entitled to receive such funds or assets promptly from the Indemnified Party.

            (e) A Seller may elect to satisfy any claim for Damages for which he is liable under this Section 11.2 either (i) by paying cash in the amount of such Damages to the Indemnified Person or (ii) if Seller holds ICC Shares as of the date of receipt of notice of such claim, by surrendering certificates, duly endorsed in blank, with signatures guaranteed, representing a number of ICC Shares with a value sufficient to satisfy such claim. Such shares shall be transferred free and clear of all Encumbrances other than restrictions imposed by law or by this Agreement. For purposes of clause (ii) of the preceding sentence, each ICC Share shall be deemed to have a value equal to the ICC Common Stock Market Value as of the Effective Time.

      11.3 INDEMNIFICATION AND PAYMENT OF DAMAGES BY ICC

            (a) ICC will indemnify and hold harmless the Sellers and their respective heirs, estates and personal representatives (the "Seller Parties") and will pay to the Seller Parties the amount of any Damages arising, directly or indirectly, from or in connection with or incurred as a result of (a) any breach of any representation or warranty made by ICC in this Agreement or in any certificate delivered by ICC pursuant to this Agreement, (b) any breach by ICC of any covenant or obligation of ICC in this Agreement or (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with ICC in connection with the transactions contemplated by this Agreement.

            (b) Notwithstanding anything in this Section 11.3 to the contrary, ICC shall not have any obligation to indemnify the Seller Parties for any Damages resulting from the breach or breaches of any representation or warranty of ICC contained in Section 5 of this Agreement or in any certificate relating thereto and delivered by either ICC pursuant to this Agreement until the Seller Parties have suffered Damages, by reason of such breach or breaches, in excess of $50,000 in the aggregate (the "ICC Basket"); provided that once the Seller Parties' aggregate Damages exceed the ICC Basket, ICC shall indemnify the Seller Parties for all such Damages suffered in excess of the ICC Basket.

            (c) ICC shall be entitled to a credit against any liability for Damages under Article 11 to the extent and in the amount of insurance proceeds actually received by any Seller Party in respect of such Damages. If ICC indemnifies an Seller Party for Damages and the Seller Party thereafter receives any funds or assets from another person or entity with respect to such loss, such that the loss to be indemnified would have been reduced, then ICC shall be entitled to receive such funds or assets promptly from the Seller Party.

      11.4 PROCEDURE FOR INDEMNIFICATION--THIRD PARTY CLAIMS

            (a) An indemnified party shall promptly give notice to each indemnifying party after obtaining knowledge of any matter as to which recovery may be sought against such indemnifying party because of the indemnity set forth above, and, if such indemnity shall arise from the claim of a third party, shall permit such indemnifying party to assume the defense of any such claim or any Proceeding resulting from such claim; provided, however, that failure to promptly give any such notice shall not affect the indemnification provided under this Section 11 except to the extent such indemnifying party shall have been actually and materially prejudiced as a result of such failure. Notwithstanding the foregoing, an indemnifying party may not assume the defense of any such third-party claim or Proceeding if it does not demonstrate to the reasonable satisfaction of the indemnified party that it has adequate financial resources to defend such claim or Proceeding and pay any and all Damages that may result therefrom, or if the claim or Proceeding (i) could result in imprisonment of the indemnified party, (ii) could result in a criminal penalty or fine against the indemnified party the consequences of which would be reasonably likely to have a Material Adverse Effect on the indemnified party unrelated to the size of such penalty or fine or (iii) could result in an equitable remedy which would materially impair the indemnified party's ability to exercise its rights under this Agreement, or impair ICC's right or ability to operate the Company. If an indemnifying party assumes the defense of such third party claim or Proceeding, such indemnifying party shall agree prior thereto, in writing, that it is liable under this Section 11 to indemnify the indemnified party in accordance with the terms contained herein in respect of such claim or Proceeding, shall conduct such defense diligently, shall have full and complete control over the conduct of such claim or Proceeding on behalf of the indemnified party and shall, in his or her or its sole discretion, have the right to decide all matters of procedure, strategy, substance and settlement relating to such claim or Proceeding; provided; however, that any counsel chosen by such indemnifying party to conduct such defense shall be reasonably satisfactory to the indemnified party. The indemnified party may participate in such claim or Proceeding and retain separate co-counsel at its sole cost and expense (except that the indemnifying party shall be responsible for the fees and expenses of one separate co-counsel for the indemnified party to the extent the indemnified party is advised by its counsel that the counsel the indemnifying party has selected has a conflict of interest) and the indemnifying party will not without the written consent of the indemnified party consent to the entry of any judgment or enter into any settlement with respect to the matter which does not include a provision whereby the plaintiff or the claimant in the matter releases the indemnified party from all liability with respect thereto. Failure by an indemnifying party to notify the indemnified party of its election to defend any such claim or Proceeding by a third party within thirty
(30) days after notice thereof shall have been given to such indemnifying party by the indemnified party shall be deemed a waiver by such indemnifying party of its right to defend such claim or Proceeding. In the event more than one of the Sellers is the indemnifying party, then the Sellers shall appoint one of them to act on behalf of such Sellers in connection with the defense of any third-party claim or Proceeding pursuant to this Section 11.4.

            (b) If no indemnifying party is permitted or elects to assume the defense of any such claim or Proceeding by a third party, the indemnified party shall diligently defend against such claim or Proceeding in such manner as it may deem appropriate and, in such event, the indemnifying party or parties shall promptly reimburse the indemnified party for all reasonable out-of-pocket costs and expenses, legal or otherwise, incurred by the indemnified party and its affiliates in connection with the defense against such claim or Proceeding, as such costs and expenses are incurred. Any counsel chosen by such indemnified party to conduct such defense must be reasonably satisfactory to the indemnifying party or parties, and only one counsel (in addition to local counsel, if required) shall be retained to represent all indemnified parties in an action (except that if litigation is pending in more than one jurisdiction with respect to an action, one such counsel may be retained in each jurisdiction in which such litigation is pending).

            (c) The indemnified party will cooperate in all reasonable respects as requested by and with any indemnifying party in the conduct of any claim or Proceeding as to which such indemnifying party assumes the defense. For the cooperation of the indemnified party pursuant to this Section 11.4, the indemnifying party or parties shall promptly reimburse the indemnified party for all reasonable out-of-pocket costs and expenses, legal or otherwise, incurred by the indemnified party or its affiliates in connection therewith, as such costs and expenses are incurred.

12.   GENERAL PROVISIONS

      12.1 EXPENSES

      Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, delivery and performance of this Agreement, including all fees and expenses of agents, representatives, counsel and accountants.

      12.2 PUBLIC ANNOUNCEMENTS

      Unless required by law or by the NASD, any public announcement or similar publicity with respect to this Agreement, the Closing or the transactions contemplated hereby will be issued, if at all, at such time and in such manner as ICC determines with the concurrence of the Company, which concurrence shall not be unreasonably withheld or delayed by the Company. The Sellers and ICC will consult with each other concerning the means by which the Company's employees, customers and suppliers and others having dealings with the Company will be informed of this Agreement, the Closing and the transactions contemplated by this Agreement, and representatives of ICC may at its option be present for any such communication.

      12.3 NOTICES

      All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by fax (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses or fax numbers set forth below (or to such other address, person's attention or fax number as a party may designate by notice to the other parties given in accordance with this Section 12.3):

            (a) If to ICC:

                  Internet Commerce Corporation
                  805 Third Avenue
                  New York, NY 10022
                  Telecopier No.:  (212) 271-8580
                  Telephone No.:  (212) 271-7640
                  Attention:  Dr. Geoffrey S. Carroll

            With a copy to:

                  Kramer Levin Naftalis & Frankel LLP
                  919 Third Avenue
                  New York, NY  10022
                  Telecopier No.:  (212) 715-8000
                  Telephone No.:  (212) 715-9288
                  Attention:  Peter S. Kolevzon, Esq.

            (b) If to the Company:

                  Intercoastal Data Corporation
                  129 Bankhead Avenue
                  Carrollton, GA  30117
                  Telecopier No.:  (770) 832-0538
                  Telephone No.:  (770) 834-6469
                  Attention:  Vernon E. Zander, President

            With a copy to:

                  King & Spalding
                  191 Peachtree Street, N.E.
                  Atlanta, GA  30303-1763
                  Telecopier No.:  (404) 572-5135
                  Telephone No.: (404) 572-3597
                  Attention:  J. Tucker Alford, Esq.

            (c) If to any Seller, to the address or fax number and person's attention set forth opposite such Sellers name on the signature pages of this Agreement.

      12.4 FURTHER ASSURANCES

      The parties agree upon request to each other from and after the Effective Time to (a) furnish such further information, (b) execute and deliver to each other such other documents and instruments, and (c) do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and to put ICC in control of the operations of the Company.

      12.5 WAIVER

      Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege.

      12.6 ENTIRE AGREEMENT AND MODIFICATION

      This Agreement supersedes all prior agreements between the parties with respect to its subject matter (including any correspondence among ICC, the Company and the Sellers) and constitutes, along with the documents referred to in this Agreement, the entire agreement among the parties with respect to its subject matter. This Agreement may not be amended, and no provision hereof may be waived, except by a written agreement executed by the party to be charged with the amendment or waiver.

12.7  ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS

      No party may assign any of its rights under this Agreement without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties and their respective heirs and personal representatives. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement and the Persons contemplated by Section 11 any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement.

      12.8 SEVERABILITY

      If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be enforced to the fullest extent permitted by law. If the final judgment of a court of competent jurisdiction declares that any item or provision hereof is invalid or unenforceable, the parties hereto agree that the court making the determination of invalidity or unenforceability shall have the power, and is hereby directed, to reduce the scope, duration or area of the term or provision, to delete specific words or phrases and to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

      12.9 SECTION HEADINGS, CONSTRUCTION

      The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. In this Agreement
(i) words denoting the singular include the plural and vice versa, (ii) "it" or "its" or words denoting any gender include all genders, (iii) the word "including" shall mean "including without limitation," whether or not expressed,
(iv) any reference to a statute shall mean the statute and any regulations thereunder in force as of the date of this Agreement or the Closing Date, as applicable, unless otherwise expressly provided, (v) any reference herein to a Section, Article, Schedule or Exhibit refers to a Section or Article of or a Schedule or Exhibit to this Agreement, unless otherwise stated, and (vi) when calculating the period of time within or following which any act is to be done or steps taken, the date which is the reference day in calculating such period shall be excluded and if the last day of such period is not a business day, then the period shall end on the next day which is a business day. Each party acknowledges that he, she or it has been advised and represented by counsel in the negotiation, execution and delivery of this Agreement and accordingly agrees that if an ambiguity exists with respect to any provision of this Agreement, such provision shall not be construed against any party because such party or its representatives drafted such provision.

      12.10 GOVERNING LAW; JURISDICTION

      This Agreement will be governed by the internal laws of the State of New York without regard to principles of conflict of laws. In the event of any controversy or claim arising out of or relating to this Agreement or the breach or alleged breach hereof, each of the parties irrevocably (i) submits to the non-exclusive jurisdiction of the federal courts of the State of Georgia, or, if such court does not have jurisdiction, the state courts of the State of Georgia, in each case located in Atlanta, Georgia (ii) waives any objection which it may have at any time to the laying of venue of any action or proceeding brought in any such court, (iii) waives any claim that such action or proceeding has been brought in an inconvenient forum and (iv) agrees that service of any summons and complaint or other process in any such action or proceeding against any of the Sellers may be made by ICC upon [Vernon E. Zander], whom each Seller hereby irrevocably appoints as its agent for service of process and the documents in connection with any such controversy or claim, by registered or certified mail as provided in Section 12.3, each Seller hereby waiving personal service thereof, and that such service shall be deemed good, proper and effective service upon such party.

      12.11 COUNTERPARTS

      This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

                [Remainder of the page intentionally left blank]

      IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

                                    INTERNET COMMERCE CORPORATION


                                    By:   /s/ Richard Berman
                                          -----------------------------
                                          Name: Richard Berman
                                          Title: Chairman of the Board


                                    INTERCOASTAL DATA CORPORATION


                                    By:   /s/ Vernon E. Zander
                                          ----------------------------
                                          Name:  Vernon E. Zander
                                          Title:     President




I hereby certify that (i) I am the Secretary of ICC, (ii) this Agreement has been adopted pursuant to Section 251(f) of the DGCL, (iii) this Agreement does not amend in any respect the certificate of incorporation of ICC, (iv) each share of stock of ICC outstanding immediately prior to the Effective Time of the Merger is to be an identical outstanding or treasury share of the Surviving Corporation after the effective date of the Merger and (v) the shares of ICC issuable pursuant to this Agreement do not exceed 20% of the shares of common stock of ICC outstanding immediately prior to the Effective Time of the Merger.

/s/ Walter M. Psztur
------------------------------
Walter M. Psztur

SELLERS:                            Address:                No. of Shares:
                                    -------                 -------------

/s/ Vernon E. Zander
-----------------------           165 Foggy Bottom Dr.          17,450
Name:  Vernon E. Zander           Carrollton, GA 30116


/s/ Marilyn Zander
-----------------------           165 Foggy Bottom Dr.          17,450
Name:  Marilyn Zander             Carrollton, GA 30116


/s/ Stanley Parkman
-----------------------           999 N. Highway 113             2,500
Name:  Stanley Parkman            Carrollton, GA 30117


/s/ Bill Loftin
-----------------------           50 Golfview Club Dr.           3,700
Name:  Bill Loftin                Newnan, GA 30263


/s/ Hollis Johnson
-----------------------           137 Fairway Drive              2,000
Name:  Hollis Johnson             Carrollton, GA 30116


/s/ Byrl Pointer
------------------------          P.O. Box 124                    600
Name:  Byrl Pointer               Waco, GA 30182